REVOLVING CREDIT, TERM LOAN AND

                           GOLD CONSIGNMENT AGREEMENT

                          DATED as of December 16, 1996

                                  by and among

                             SCHOLASTIC BRANDS, INC.

                   The BANKS listed on Schedule 1 hereto, and

                     THE FIRST NATIONAL BANK OF BOSTON, and
       RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, as Agents for the Banks

                                TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  ...............................1
        1.1.  Definitions.  .................................................1
        1.2.  Rules of Interpretation.  .....................................30
2.  THE DOLLAR FACILITY - REVOLVING CREDIT LOANS.  ..........................31
        2.1.  Commitment to Lend.  ..........................................31
        2.2.  Commitment Fee.  ..............................................31
        2.3.  Reduction of Total Revolver Commitment.  ......................31
        2.4.  The Revolving Credit Notes.  ..................................32
        2.5.  Interest on Revolving Credit Loans.  ..........................32
        2.6.  Requests for Revolving Credit Loans; Conversion Options.  .....32
        2.7.  Funds for Revolving Credit Loans.  ............................32
        2.8.  Maturity.  ....................................................32
        2.9.  Optional Repayments of Revolving Credit Loans.  ...............33
3.  THE DOLLAR FACILITY - THE TERM LOAN.  ...................................33
        3.1.  Commitment to Lend.  ..........................................33
        3.2.  The Term Notes.  ..............................................33
        3.3.  Schedule of Installment Payments of Principal of Term Loan.  ..33
        3.4.  Optional Prepayment of Term Loan.  ............................34
        3.5.  Interest on Term Loan.  .......................................34
        3.6.  Mandatory Prepayments of the Term Loan.  ......................34
               3.6.1.  Excess Cash Flow Prepayment.  ........................34
               3.6.2.  Asset Disposition Prepayment.  .......................35
               3.6.3.  New Issuance Prepayment.  ............................35
4.  THE DOLLAR FACILITY - LETTERS OF CREDIT.  ...............................35
        4.1.  Letter of Credit Commitments...................................35
               4.1.1.  Commitment to Issue Letters of Credit.  ..............35
               4.1.2.  Letter of Credit Applications.  ......................36
               4.1.3.  Terms of Letters of Credit.  .........................36
               4.1.4.  Reimbursement Obligations of Dollar Banks.  ..........37
               4.1.5.  Participations of Dollar Banks.  .....................37
        4.2.  Reimbursement Obligation of the Borrower.  ....................37
        4.3.  Letter of Credit Payments.  ...................................38
        4.4.  Obligations Absolute.  ........................................38
        4.5.  Reliance by Issuer.  ..........................................39
        4.6.  Letter of Credit Fees.  .......................................39
5.  THE GOLD FACILITY - CONSIGNMENTS .  .....................................40
        5.1.  Commitment To Make Consignments; Title To Consigned
               Precious Metal. ..............................................40
        5.2.  Consignment Fees; Gold Fronting Fees.  ........................42
               5.2.1.  Consignment Fees.  ...................................42
               5.2.2.  Gold Fronting Fees.  .................................42
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                                      -ii-


               5.2.3.  Payment of Fees.  ....................................43
        5.3.  Requests For Consignments.  ...................................43
        5.4.  Payment on Account of Repurchase or Redelivery of
               Consigned Precious Metal. ....................................44
        5.5.  Conversion Options.  ..........................................47
        5.6.  Repurchase at Maturity.  ......................................48
        5.7.  True Consignment.  ............................................48
6.  THE GOLD FACILITY - THE GOLD LOANS.......................................48
        6.1.  Commitment to Lend.  ..........................................48
        6.2.  The Gold Notes.  ..............................................49
        6.3.  Interest on Gold Loans.  ......................................50
        6.4.  Requests for Gold Loans; Conversion Options.  .................50
        6.5.  Funds for Gold Loans.  ........................................50
        6.6.  Repayment of Gold Loans at Maturity.  .........................50
        6.7.  Optional Repayments.  .........................................50
7.  CERTAIN COMMON PROVISIONS RELATING.......................................50
TO THE GOLD FACILITY.  ......................................................50
        7.1.  Commitment Fee.  ..............................................50
        7.2.  Reduction of Total Gold Commitment and Gold Fronting
               Commitment.  ... .............................................50
8.  CERTAIN GENERAL PROVISIONS.  ............................................51
        8.1.  Interest on Loans.  ...........................................51
        8.2.  Borrowing Base and Consignment Limitations.  ..................51
        8.3.  Requests for Loans.  ..........................................52
        8.4.  Conversion Options.  ..........................................53
               8.4.1.  Conversion to Different Type of Loan.  ...............53
               8.4.2.  Continuation of Type of Loan.  .......................53
               8.4.3.  Eurodollar Rate Loans.  ..............................54
        8.5.  Funds for Loans.  .............................................54
               8.5.1.  Funding Procedures.  .................................54
               8.5.2.  Advances by Applicable Agent.  .......................55
        8.6.  Settlements; Failure to Make Funds Available.  ................55
        8.7.  Optional Repayments of Loans.  ................................57
        8.8.  Repayments of Loans and Repurchases of Consigned Precious
               Metals Prior to Event of Default.  ...........................58
        8.9.  Repayments of Loans and Repurchases of Consigned Precious
               Metals and Distribution of Collateral Proceeds After
               Event of Default.  .............................. ............59
        8.10.  Closing Fee.  ................................................60
        8.11.  Agents' Fee.  ................................................60
        8.12.  Funds for Payments.  .........................................60
               8.12.1.  Payments to Agents.  ................................60
               8.12.2.  No Offset, etc.  ....................................61
               8.12.3.  Withholding Forms.  .................................61
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                                     -iii-


               8.12.4.  Exclusions.  ........................................62
        8.13.  Computations.  ...............................................62
        8.14.  Inability to Determine Eurodollar Rate or Consignment
                 Fixed Rate.  . .............................................63
        8.15.  Illegality of Eurodollar Rate Loans or Consignment
                 Fixed Rate Amounts. ........................................63
        8.16.  Additional Costs, etc.  ......................................64
        8.17.  Capital Adequacy.  ...........................................66
        8.18.  Certificate.  ................................................66
        8.19.  Indemnity.  ..................................................67
        8.20.  Interest After Default.  .....................................68
        8.21.  Performance Adjustments.  ....................................69
        8.22.  Replacement of Banks.  .......................................70
9.  COLLATERAL SECURITY AND GUARANTIES.  ....................................70
        9.1.  Security of Borrower and Capital Stock of the Borrower.  ......70
        9.2.  Guaranties and Security of Subsidiaries.  .....................70
10.  REPRESENTATIONS AND WARRANTIES.  .......................................71
        10.1.  Corporate Authority.  ........................................71
               10.1.1.  Incorporation; Good Standing.  ......................71
               10.1.2.  Authorization.  .....................................71
               10.1.3.  Enforceability.  ....................................71
        10.2.  Governmental Approvals.  .....................................72
        10.3.  Title to Properties; Leases.  ................................72
        10.4.  Financial Statements and Projections.  .......................72
               10.4.1.  Financial Statements.  ..............................72
               10.4.2.  Projections.  .......................................73
        10.5.  No Material Changes, etc.; Solvency.  ........................73
               10.5.1.  No Material Changes, etc.  ..........................73
               10.5.2.  Solvency.  ..........................................74
        10.6.  Franchises, Patents, Copyrights, etc.  .......................74
        10.7.  Litigation.  .................................................74
        10.8.  No Materially Adverse Contracts, etc.  .......................74
        10.9.  Compliance with Other Instruments, Laws, etc.  ...............74
        10.10.  Tax Status.  ................................................75
        10.11.  No Event of Default.  .......................................75
        10.12.  Holding Company and Investment Company Acts.  ...............75
        10.13.  Absence of Financing Statements, etc.  ......................75
        10.14.  Perfection of Security Interest.  ...........................75
        10.15.  Certain Transactions.  ......................................76
        10.16.  Employee Benefit Plans.  ....................................76
               10.16.1.  In General.  .......................................76
               10.16.2.  Terminability of Welfare Plans.  ...................76
               10.16.3.  Guaranteed Pension Plans.  .........................77
               10.16.4.  Multiemployer Plans.  ..............................77
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                                      -iv-


        10.17.  Regulations U and X.  .......................................77
        10.18.  Environmental Compliance.  ..................................78
        10.19.  Subsidiaries, etc.  .........................................80
        10.20.  Bank Accounts.  .............................................80
        10.21.  Acquisition Documents.  .....................................80
11.  AFFIRMATIVE COVENANTS OF THE BORROWER.  ................................80
        11.1.  Punctual Payment.  ...........................................80
        11.2.  Maintenance of Office.  ......................................80
        11.3.  Records and Accounts.  .......................................81
        11.4.  Financial Statements, Certificates and Information.  .........81
        11.5.  Notices.  ....................................................83
               11.5.1.  Defaults.  ..........................................83
               11.5.2.  Environmental Events.  ..............................83
               11.5.3.  Notification of Claim against Collateral.  ..........84
               11.5.4.  Notice of Litigation and Judgments.  ................84
        11.6.  Corporate Existence; Maintenance of Properties.  .............84
        11.7.  Insurance.  ..................................................85
        11.8.  Taxes.  ......................................................86
        11.9.  Inspection of Properties and Books, etc.  ....................86
               11.9.1.  General.  ...........................................86
               11.9.2.  Collateral Reports.  ................................87
               11.9.3.  Appraisals.  ........................................87
               11.9.4.  Communications with Accountants.  ...................87
               11.9.5.  Environmental Assessments.  .........................88
        11.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ....88
        11.11.  Employee Benefit Plans.  ....................................89
        11.12.  Use of Proceeds.  ...........................................89
        11.13.  Additional Mortgaged Property.  .............................89
        11.14.  Bank Accounts.  .............................................89
        11.15.  Inventory Restrictions.  ....................................90
        11.16.  Further Assurances.  ........................................90
12.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ...........................91
        12.1.  Restrictions on Indebtedness.  ...............................91
        12.2.  Restrictions on Liens.  ......................................94
        12.3.  Restrictions on Investments.  ................................95
        12.4.  Distributions.  ..............................................97
        12.5.  Merger, Consolidation and Disposition of Assets.  ............98
               12.5.1.  Mergers and Acquisitions.  ..........................98
               12.5.2.  Disposition of Assets.  .............................98
        12.6.  Sale and Leaseback.  .........................................99
        12.7.  Compliance with Environmental Laws.  .........................99
        12.8.  Indenture and Subordinated Notes.  ...........................99
        12.9.  Employee Benefit Plans.  .....................................100
        12.10.  Bank Accounts.  .............................................100
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                                      -v-


        12.11.  Consignment Transactions.  ..................................101
        12.12.  Transactions with Affiliates.  ..............................101
        12.13.  Subsidiaries.  ..............................................101
        12.14.  Limitations on Mexican Subsidiary.  .........................101
13.  FINANCIAL COVENANTS OF THE BORROWER.  ..................................102
        13.1.  Senior Funded Debt to EBITDA.  ...............................102
        13.2.  Consolidated EBITDA.  ........................................102
        13.3.  Capital Expenditures.  .......................................102
        13.4.  Interest Coverage.  ..........................................103
14.  CLOSING CONDITIONS.  ...................................................103
        14.1.  Loan Documents, etc.  ........................................103
        14.2.  Certified Copies of Charter Documents.  ......................103
        14.3.  Corporate Action.  ...........................................104
        14.4.  Incumbency Certificate.  .....................................104
        14.5.  Validity of Liens.  ..........................................104
        14.6.  Perfection Certificate and UCC Search Results.  ..............104
        14.7.  Certificates of Insurance.  ..................................104
        14.8.  FNBB Concentration Accounts; Agency Account Agreements.  .....105
        14.9.  Borrowing Base Report; Consigned Precious Metal Report;
                 Monthly Inventory Report. ..................................105
        14.10.  Accounts Receivable Aging Report.  ..........................105
        14.11.  Opinions of Counsel.  .......................................105
        14.12.  Payment of Fees.  ...........................................105
        14.13.  Payoff Letters.  ............................................105
        14.14.  Consummation of Equity Investment and Subordinated Note
                 Issuance. ..................................................106
        14.15.  Financial Statements.  ......................................106
        14.16.  Survey and Taxes; Appraisal.  ...............................106
        14.17.  Title Insurance.  ...........................................106
        14.18.  Environmental Reports.  .....................................106
        14.19.  Landlord Consents.  .........................................107
        14.20.  Closing of Acquisitions.  ...................................107
        14.21.  Consolidated EBITDA.  .......................................107
        14.22.  Governmental Regulation.  ...................................107
        14.23.  Proceedings and Documents.  .................................108
15.  CONDITIONS TO ALL BORROWINGS.  .........................................108
        15.1.  Representations True; No Event of Default.  ..................108
        15.2.  Borrowing Base Report; Consigned Precious Metal Report.  .....108
16.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .................................109
        16.1.  Events of Default and Acceleration.  .........................109
        16.2.  Termination of Commitments.  .................................112
        16.3.  Remedies.  ...................................................112
17.  SETOFF.  ...............................................................112
18.  THE AGENTS.  ...........................................................113
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                                      -vi-


        18.1.  Authorization.  ..............................................113
        18.2.  Employees and Agents.  .......................................114
        18.3.  No Liability.  ...............................................114
        18.4.  No Representations.  .........................................114
        18.5.  Payments.  ...................................................115
               18.5.1.  Payments to Agents.  ................................115
               18.5.2.  Distribution by Agents.  ............................115
               18.5.3.  Delinquent Banks.  ..................................116
               18.5.4  Payments Under Confirmation of Swap Agreement.  ......116
        18.6.  Holders of Notes.  ...........................................117
        18.7.  Indemnity.  ..................................................117
        18.8.  Agents as Banks.  ............................................117
        18.9.  Resignation.  ................................................117
        18.10.  Notification of Defaults and Events of Default.  ............118
        18.11.  Duties in the Case of Enforcement.  .........................118
19.  EXPENSES.  .............................................................118
20.  INDEMNIFICATION.  ......................................................119
21.  SURVIVAL OF COVENANTS, ETC.  ...........................................120
22.  ASSIGNMENT AND PARTICIPATION.  .........................................121
        22.1.  Conditions to Assignment by Banks.  ..........................121
        22.2.  Certain Representations and Warranties; Limitations;
                Covenants.  ... .............................................121
        22.3.  Register.  ...................................................123
        22.4.  New Notes.  ..................................................123
        22.5.  Participations.  .............................................124
        22.6.  Disclosure.  .................................................124
        22.7.  Assignee or Participant Affiliated with the Borrower.  .......124
        22.8.  Miscellaneous Assignment Provisions.  ........................125
        22.9.  Assignment by Borrower.  .....................................125
23.  NOTICES, ETC.  .........................................................125
24.  GOVERNING LAW.  ........................................................126
25.  HEADINGS.  .............................................................127
26.  COUNTERPARTS.  .........................................................127
27.  ENTIRE AGREEMENT, ETC.  ................................................127
28.  WAIVER OF JURY TRIAL.  .................................................127
29.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...................................128
30.  SEVERABILITY.  .........................................................128
31.  CONFIDENTIALITY.  ......................................................129

                             EXHIBITS AND SCHEDULES

        Exhibit A            Form of Agency Account Agreement
        Exhibit B            Form of Borrowing Base Report
        Exhibit C            Form of Cash Collateral Agreement
        Exhibit D            Form of Consigned Precious Metal Report
        Exhibit E            Form of Revolving Credit Note
        Exhibit F            Form of Term Note
        Exhibit G            Form of Consignment Request
        Exhibit H            Form of Gold Note
        Exhibit I            Form of Loan Request
        Exhibit J            Form of Compliance Certificate
        Exhibit K            Form of Supplement to Schedule 2
        Exhibit L            Form of Assignment and Acceptance

        Schedule 1           Banks, Commitments, Commitment Percentages, Gold
                               Commitments, Gold Commitment Percentages
        Schedule 2           Borrower Permitted Inventory Locations
        Schedule 3           Consolidated EBITDA for Prior Periods
        Schedule 4           Mortgaged Properties
        Schedule 10.3        Titles to Properties; Leases
        Schedule 10.6        Franchises, Patents, Copyrights, etc.
        Schedule 10.7        Litigation
        Schedule 10.16       ERISA Matters
        Schedule 10.18       Environmental Compliance
        Schedule 10.19       Subsidiaries
        Schedule 10.20       Bank Accounts
        Schedule 12.1        Existing Indebtedness
        Schedule 12.2        Existing Liens
        Schedule 12.3        Existing Investments

                                                                  BD&G LLP DRAFT
                                                                     12/15/96

                         REVOLVING CREDIT, TERM LOAN AND
                           GOLD CONSIGNMENT AGREEMENT

     This REVOLVING CREDIT, TERM LOAN AND GOLD CONSIGNMENT AGREEMENT is made as of December 16, 1996, by and among (a) SCHOLASTIC BRANDS, INC., a Delaware corporation having its principal place of business at 7211 Circle S Road, Austin, Texas 78745 (the "Borrower"); (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association, RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association and the other lending institutions listed on
Schedule 1; and (c) THE FIRST NATIONAL BANK OF BOSTON and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK as agents for themselves and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

     Acquisition Documents. (a) The Asset Purchase Agreement dated as of May 20, 1996 among the Borrower and the CJC Sellers, as amended by Amendment No. 1 thereto dated November 20, 1996, (b) the Amended and Restated Asset Purchase Agreement dated as of November 20, 1996 among the Borrower, the Balfour Sellers and certain other parties, and (c) all other agreements and documents required to be entered into or delivered pursuant to any of the foregoing documents or in connection with the Acquisitions, each in the form delivered to the Agents on or prior to the Closing Date.

     Acquisitions. The acquisition by the Borrower from the CJC Sellers and the Balfour Sellers, respectively, of the assets and business of the Class Ring division of CJC Holdings, Inc. and the assets and business of L G. Balfour Inc. pursuant to the Acquisition Documents.

     Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities. Notwithstanding the foregoing, the Agents (in their capacities as agents and in their individual capacities as Banks) shall not be Affiliates of the Borrower and no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of Castle Harlan, Inc., the Borrower or any of its Subsidiaries.

     Agency Account Agreement. Any Agency Account Agreement in the form of Exhibit A attached hereto (or a form otherwise approved by the Dollar Agent in its sole discretion) entered into by the Borrower, the Dollar Agent and a depository institution reasonably satisfactory to the Agents.

     Agents. For the Dollar Facility, FNBB; for the Gold Facility, RIHT.

     Agents' Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agents.

     Applicable Agent. With respect to the Dollar Facility, the Revolving Credit Loans, the Letters of Credit, the Term Loan or the Dollar Banks, the Dollar Agent; with respect to the Gold Facility, the Consignments, the Gold Loans or the Gold Banks, the Gold Agent.

     Applicable Banks. With respect to the Dollar Facility, the Revolving Credit Loans, the Letters of Credit, the Term Loan or the Dollar Agent, the Dollar Banks; with respect to the Gold Facility, the Consignments, the Gold Loans or the Gold Agent, the Gold Banks.

     Asset Disposition Prepayment. See ss.3.6.2.

     Assignment and Acceptance. See ss.22.1.

     Balance Sheet Date. August 31, 1996.

     Balfour Sellers. Town & Country Corporation and L.G. Balfour Company, Inc.

     Banks. Collectively, the Dollar Banks and the Gold Banks.

     Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by FNBB from three funds brokers of recognized standing selected by FNBB.

     Base Rate Applicable Margin. At all times (a) from the Closing Date through the first Performance Adjustment Date (i) with respect to Revolving Credit Loans or Gold Loans which are Base Rate Loans, one and one quarter percent (1-1/4%) and (ii) with respect to any portion of the Term Loan which is a Base Rate Loan, one and three quarters percent (1-3/4%), and (b) after the first Performance Adjustment Date, the percentage determined by reference to the provisions of ss.8.21.

     Base Rate Loans. Revolving Credit Loans, Gold Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

     Borrower. As defined in the preamble hereto.

     Borrower Permitted Inventory Locations. The manufacturing facilities and distribution centers of the Borrower located in the United States of America and listed on Schedule 2 hereto, as such Schedule 2 may be supplemented from time to time in accordance with the provisions of ss.11.4(i).

     Borrower's Precious Metal. Precious Metal owned by the Borrower and which qualifies as Eligible Inventory, excluding Consigned Precious Metal and Precious Metal otherwise held by the Borrower on consignment other than pursuant to the Gold Facility.

     Borrowing Base. At the relevant time of reference thereto, an amount determined by the Dollar Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agents pursuant to ss.11.4(f), which is equal to the sum of, without duplication:

          (a) 90% of the Fair Market Value of the Precious Metal content of Eligible Inventory held by the Borrower at Borrower Permitted Inventory Locations, plus

          (b) 70% of the Fair Market Value of the Precious Metal content of Eligible Inventory held by, or in transit to or from, Specified Refiners (net of any amounts advanced by such Specified Refiners to the Borrower and included in Eligible Inventory held by the Borrower at Borrower Permitted Inventory Locations), plus

          (c) 80% of the Fair Market Value of Silver and Platinum contained in Eligible Inventory and held by the Borrower at Borrower Permitted Inventory Locations, plus

          (d) 50% of the net book value (determined on a first-in first-out basis at lower of cost or market) of non-precious metals contained in Eligible Inventory and held by the Borrower at Borrower Permitted Inventory Locations, plus

          (e) 30% of the net book value (determined on a first-in first-out basis at lower of cost or market) of the value of precious and semi-precious stones contained in Eligible Inventory and held by the Borrower at Borrower Permitted Inventory Locations, plus

          (f) 30% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory consisting of raw material paper products or graphics inventory (excluding work-in-process and finished goods inventory) and held by the Borrower at Borrower Permitted Inventory Locations, plus

          (g) the lesser of (i) 40% of the Fair Market Value of the Precious Metal content of Eligible Inventory constituting samples held in the ordinary course of business by sales representatives or at retail locations and (ii) $1,000,000; plus

          (h) 80% of Eligible Accounts Receivable for which invoices have been issued and are payable.

     Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer or treasurer of the Borrower and in substantially the form of Exhibit B hereto.

     Business Day. Any day on which banking institutions in Boston, Massachusetts and Providence, Rhode Island, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets. Fixed and/or capital assets, both tangible (such as land, buildings, fixtures, samples, tools and die, software, software development, machinery and equipment) and intangible (such as software, patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; provided, that the term Capital Expenditures shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, and (b) the purchase price of equipment that replaces, or is purchased simultaneously with the trade-in of, existing equipment to the extent that the gross amount of such purchase price is reduced by the sale price of such equipment, or the credit granted by the seller of such equipment for the equipment being traded in at such time.

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Cash Collateral Agreement. The Cash Collateral Agreement to be entered into on or prior to the Closing Date between the Borrower and the Collateral Agent pursuant to ss.4.2 and ss.8.8(c) hereof, such Cash Collateral Agreement to be in the form of Exhibit C attached hereto.

     CERCLA. See ss.10.18.

     CH Management Fees. Amounts due by the Borrower to Castle Harlan, Inc. for management services.

     CJC Business. The class ring business of CJC Holdings, Inc.

     CJC Sellers. CJC Holdings, Inc. and CJC North America, Inc.

     Closing Date. The first date on which the conditions set forth in ss.14 have been satisfied and any Revolving Credit Loans are to be made, the Term Loan is to be made, any Gold Loans are to be made, any Consignments are to be made or any Letter of Credit is to be issued hereunder.

     Code. The Internal Revenue Code of 1986.

     Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Collateral Agent. FNBB, in its capacity as collateral agent for the benefit of Banks and the Agents under and with respect to the Security Documents.

     Commitment. With respect to each Dollar Bank, the amount set forth on Part 1 of Schedule 1 hereto as the amount of such Dollar Bank's commitment to make

Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage. With respect to each Dollar Bank, the percentage set forth on Part 1 of Schedule 1 hereto as such Dollar Bank's percentage of the aggregate Commitments of all of the Dollar Banks.

     Confirmation of Swap Agreement. The Confirmation of Swap Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and the Gold Agent and in form and substance satisfactory to each of the Banks, the Agents and the Borrower, pursuant to which the Borrower and the Gold Agent have made certain arrangements in order to fix the price of Consigned Precious Metal following an Event of Default.

     Consigned Precious Metal. Precious Metal (a) located at Borrower Permitted Inventory Locations or at Specified Refiners, (b) Delivered to the Borrower or subject to a Purchase and Consignment and, in each case, consigned by the Gold Agent (on behalf of the Gold Banks) to the Borrower pursuant to the terms of this Credit Agreement and (c) for which the Gold Banks have not received payment or which has not been Redelivered to the Gold Agent.

     Consigned Precious Metal Report. A Consigned Precious Metal Report signed by the chief financial officer or treasurer of the Borrower and in substantially the form of Exhibit D hereto.

     Consignment. A Delivery or Purchase and Consignment of Precious Metal by the Gold Agent (on behalf of the Gold Banks) to the Borrower pursuant to the terms of this Credit Agreement.

     Consignment Advance Rate Percentage. Ninety five percent (95%).

     Consignment Base Rate. A rate determined by RIHT from time to time in its sole discretion plus the Eurodollar Applicable Margin from time to time applicable to Gold Loans, which rate may be changed by RIHT following seven (7) days' prior written notice to the Borrower and the other Gold Banks.

     Consignment Base Rate Amounts. Consigned Precious Metal which is accruing a Consignment Fee and Gold Fronting Fee calculated by reference to the Consignment Base Rate.

     Consignment Conversion Request. A notice given by the Borrower to the Gold Agent of the Borrower's election to convert or continue Consigned Precious Metals in accordance with ss.5.5.

     Consignment Dollar Cap. As defined in the definition of Consignment Limit.

     Consignment Fees. Consignment fees on Consigned Precious Metal at the rates set forth in ss.5.2.2.

     Consignment Fixed Rate. With respect to any Interest Period, the amount equal to (a) the greater of (i) the Eurodollar Rate for such Interest Period minus the average of rates quoted to RIHT as the London Interbank Bullion Rates as displayed on Reuter's gold loan screen or, if Reuter's gold loan screen is not available, as set by RIHT, for Precious Metal forwards for such period (the "Contango Rate"), and (ii) zero (0), plus (b) the Eurodollar Applicable Margin from time to time applicable to Gold Loans.

     Consignment Fixed Rate Amounts. Consigned Precious Metal which is accruing a Consignment Fee and Gold Fronting Fee calculated by reference to the Consignment Fixed Rate.

     Consignment Limit. The lesser of (a) 26,000 troy ounces of Precious Metal (the "Consignment Ounce Cap") or (b) Consigned Precious Metal having a Fair Market Value equal to $10,000,000.00 minus the aggregate outstanding amount of Gold Loans, after giving effect to all amounts requested (the "Consignment Dollar Cap").

     Consignment Ounce Cap. As defined in the definition of Consignment Limit.

     Consignment Participation. See ss.5.4(b).

     Consignment Premium. See ss.5.1(f).

     Consignment Request. See ss.5.3.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Adjusted EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, Consolidated EBITDA for such period adjusted to include all extraordinary cash items of income or loss (whether or not reflected in Consolidated EBITDA) and exclude all extraordinary non-cash items of income or loss (whether or not reflected in Consolidated EBITDA). Consolidated Adjusted EBITDA shall not, however, include extraordinary items of income to the extent such items are duplicative of Net Proceeds in connection with asset dispositions under ss.3.6.2.

     Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the consolidated earnings (or loss) from operations of the

Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses (including, without limitation, all CH Management Fees only to the extent paid in cash) and other proper charges but before payment or provision for (a) any income taxes, Consolidated Total Interest Expense or Consignment Fees or Gold Fronting Fees for such period, (b) depreciation for such period,
(c) amortization for such period, (d) all other noncash charges for such period,
(e) to the extent deducted from consolidated earnings from operations, the aggregate of all amounts paid (not to exceed $1,250,000 for all such amounts paid during the 1997 fiscal year, $650,000 for all such amounts paid during the 1998 fiscal year, $250,000 for all such amounts paid during the 1999 fiscal year and $0 during any fiscal year thereafter and not, in any event, to exceed $1,642,000 in the aggregate for all such amounts) during such period relating to the consolidation of the businesses in connection with the Acquisitions to form the Borrower and its Subsidiaries, (f) the aggregate amount of all noncash extraordinary losses (not to exceed $1,000,000 in the aggregate for all such noncash extraordinary losses during any fiscal year) during such period, (g) the aggregate amount of any reductions to consolidated earnings from operations during such period attributable to any write-up of the Borrower's current assets consisting of inventory in connection with the Acquisitions, and (h) a portion of all extraordinary nonrecurring losses during such period relating to the Acquisitions not to exceed $500,000 in the aggregate for all such amounts during all fiscal periods and not to exceed in any such period the aggregate amount of any extraordinary nonrecurring items of cash income during such period, if any, all determined in accordance with generally accepted accounting principles. Each of the parties hereto agrees that the amount of Consolidated EBITDA for specified periods prior to the Closing Date shall be as set forth on Schedule 3 hereto for all purposes under this Credit Agreement.

     Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal period, an amount equal to (a) Consolidated Adjusted EBITDA for such period less (b) the sum of (without duplication) (i) all taxes (including interest and penalties) paid in cash during such period (without duplication of any such amounts paid in prior periods), plus (ii) the amount of Capital Expenditures made during such period to the extent permitted to be made hereby, plus (iii) any payments of the principal of the Term Loan made during such period other than payments made pursuant to ss.3.6.1 hereof, plus (iv) any mandatory payments of principal with respect to any Indebtedness of the Borrower and its Subsidiaries pursuant to any other agreement or instrument to which any of the Borrower or its Subsidiaries is a party relating to the borrowing of money or in respect of Capitalized Leases, plus (v) Consolidated Total Interest Expense (excluding any accrued and unpaid dividends on the Borrower's Series A Preferred Stock (or, as the case may be, any accrued and unpaid dividends or interest with respect to any Permitted Preferred Stock Replacement) during such period), plus (vi) to the extent not deducted from Consolidated Adjusted EBITDA, (A) the amount of CH Management Fees paid during such period, plus (B) the aggregate of all amounts paid (not to exceed $5,368,000 for all such amounts paid during the 1997 fiscal year, $940,000 for all such amounts paid during the 1998 fiscal year, $665,000 for all such amounts paid during the 1999 fiscal year or $0 for all other fiscal years and not, in any event, to exceed $5,473,000 in the aggregate for all such amounts) during such period relating to the consolidation of the businesses in connection with the Acquisitions to form the Borrower and its Subsidiaries, plus (C) the amount of deferred compensation and post retirement medical benefits paid in cash during such period relating to obligations existing as of the Closing Date, not to exceed in the aggregate in any fiscal year $300,000 for all such deferred compensation and $700,000 for all such post retirement medical benefits, plus (vii) dividends on the Borrower's Series A Preferred Stock (or, as the case may be, dividends or interest with respect to any Permitted Preferred Stock Replacement) paid during such period.

     Consolidated Senior Funded Debt. With respect to any fiscal period, an amount equal to the Consolidated Total Funded Debt for such period minus the average aggregate principal amount of the Subordinated Notes outstanding during such period.

     Consolidated Total Funded Debt. With respect to any fiscal period, an amount equal to the average aggregate principal amount outstanding during such period in respect of all Indebtedness of the Borrower and its Subsidiaries pursuant to any agreement or instrument to which any of the Borrower or its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit (including, without limitation, Obligations under this Credit Agreement and all Indebtedness in respect of the Subordinated Notes) or in respect of Capitalized Leases.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period in accordance with generally accepted accounting principles, whether such interest was or is required to be reflected as an item of expense or capitalized, including amortization of debt discount and premium and payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, Consignment Fees, Gold Fronting Fees, Consignment Premiums, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, Precious Metal or, Hedging Agreements, and including all dividends accrued (together with all such dividends paid during such period, but only to the extent such dividends were not accrued during any prior period) on the Borrower's Series A Preferred Stock (or, as the case may be, all accrued or (to the extent not accrued during any prior period) paid dividends or interest with respect to any Permitted Preferred Stock Replacement) during such period (without duplication of amounts from prior periods). For purposes of determining, at any time of reference, the Consolidated Total Interest Expense for periods prior to the Closing

Date, Consolidated Total Interest Expense shall be calculated by annualizing the amount of Consolidated Total Interest Expense actually required to be paid or accrued by the Borrower and its Subsidiaries during the period elapsed since the Closing Date at such time of reference, but Consolidated Total Interest Expense shall otherwise be calculated in a manner consistent with this definition.

     Contango Rate. As defined in the definition of Consignment Fixed Rate.

     Conversion Request. A notice given by the Borrower to the Dollar Agent with respect to Dollar Facility Loans and to the Gold Agent with respect to Gold Loans, of the Borrower's election to convert or continue a Dollar Facility Loan or, as the case may be, a Gold Loan, in each case in accordance with ss.ss.2.6, 3.5, 6.4 and 8.4.

     Copyright Memorandum. The Memorandum of Grant of Security Interest in Copyrights, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Credit Agreement. This Revolving Credit, Term Loan and Gold Consignment Agreement, including the Schedules and Exhibits hereto.

     Default. See ss.16.1.

     Delinquent Bank. See ss.18.5.3.

     Deliver(ed) or Delivery. Either actual shipment, creating the right in the Borrower to demand actual shipment through a writing, instrument or a statement of account, or the Gold Agent's crediting Precious Metal to the account of the Borrower with one or more third parties when no physical movement thereof is contemplated by the parties.

     Depository Bank. Any depository institution which receives deposits directly or indirectly of amounts from the Borrower and its Subsidiaries.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     Dollar Agent. FNBB, acting as agent for the Dollar Banks.

     Dollar Agent's Head Office. The Dollar Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Dollar Agent may designate from time to time.

     Dollar Banks. FNBB and the other lending institutions listed on Part 1 of
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Dollar Bank pursuant to ss.22.

     Dollar Facility. The Dollar Banks' commitments to make Dollar Facility Loans and the Dollar Agent's agreement to issue, extend and renew Letters of Credit.

     Dollar Facility Loans. The Revolving Credit Loans and the Term Loan.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.ss.2.6, 3.5, 6.4 or 8.4.

     Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agents, such approval not to be unreasonably withheld.

     Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable of the Borrower and its Subsidiaries (other than the Mexican Subsidiary) which are parties to the Guaranty (net of any credits, rebates, offsets, holdbacks or other adjustments payable to third parties that are adjustments to such Accounts Receivable but without deducting therefrom any commissions payable to sales representatives) (a) that the Borrower reasonably and in good faith determine to be collectible; (b) that are with account debtors that (i) are not Affiliates of the Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agents' reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, security interest or other lien or encumbrance other than those created by the Loan Documents and other than any Permitted Liens pursuant to ss.ss.12.2(b) and (e) hereof which are subordinate and junior to the interest of the Collateral Agent therein; (e) in which the Collateral Agent has a valid and perfected first priority security interest; (f) that are not Overdue Receivables; (g) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless the Borrower
(i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor if more than (i) with respect to Accounts Receivable owing by independent sales representatives of the division of the Borrower previously constituting the "Scholastic Division" of the Balfour Sellers, fifty percent (50%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable, (ii) with respect to Accounts Receivable of the Borrower generated in connection with the division of the Borrower previously constituting the "Specialty Division" of the Balfour Sellers, twenty percent (20%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable, and (iii) with respect to Accounts Receivable owing by any Specified Account Debtors thirty-five percent (35%) of the aggregate amount of all Accounts Receivable owing from such Specified Account Debtor would otherwise not be Eligible Accounts Receivable;
(i) that are payable in Dollars; (j) that are not payable from an office outside of the United States; and (k) that are not secured by a letter of credit unless the Collateral Agent has a prior, perfected security interest in such letter of credit.

     Eligible Inventory. With respect to the Borrower, inventory owned by the Borrower or consigned pursuant to this Credit Agreement; provided that Eligible Inventory shall not include any inventory (a) held on consignment (other than inventory consigned pursuant to the Gold Facility), or not otherwise owned by the Borrower, or of a type no longer sold by the Borrower, (b) which is damaged or not immediately saleable or subject to any legal encumbrance other than Permitted Liens, (c) which is not in the possession of the Borrower or a Specified Refiner (except for (i) samples held in the ordinary course of business by sales representatives or at retail locations solely to the extent includable in the Borrowing Base pursuant to clause (g) of the definition of Borrowing Base and (ii) Precious Metal in transit between the Borrower and a Specified Refiner), (d) which is held by the Borrower on property leased by the Borrower, unless the Agents have received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agents, (e) as to which appropriate Uniform Commercial Code financing statements showing the Borrower as debtor and the Collateral Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Collateral Agent's security interest therein, (f) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis, or (g) which the Agents reasonably deem to be obsolete or not marketable. Notwithstanding the requirements of this definition, the Agents may in their discretion, but shall not be obligated to, include as Eligible Inventory inventory held in the ordinary course of business by Specified Refiners or samples inventory held by sales representatives or at retail locations notwithstanding that one or more of the eligibility criteria set forth in this definition may not be met.

     Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See ss.10.18(a).

     Environmental Reports. See ss.10.18.

     EPA. See ss.10.18(b).

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan or Consignment Fixed Rate Amount, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Applicable Margin. At all times (a) from the Closing Date through the first Performance Adjustment Date (i) with respect to Revolving Credit Loans or Gold Loans which are Eurodollar Rate Loans, three percent (3%) and (ii) with respect to any portion of the Term Loan which is a Eurodollar Rate Loan, three and one-half percent (3-1/2%), and (b) after the first Performance Adjustment Date, the percentage determined by reference to the provisions of ss.8.21.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected (a) with respect to Dollar Facility Loans which are also Eurodollar Rate Loans, by the Dollar Agent, in its sole discretion acting in good faith or (b) with respect to Gold Loans which are also Eurodollar Rate Loans or with respect to Consignment Fixed Rate Amounts, by the Gold Agent, in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan or for purposes of determining the Consignment Fixed Rate, the rate of interest equal to (a) the rate of interest for the Applicable Agent (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Applicable Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan or Consignment Fixed Rate Amount of the Applicable Agent to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans, Gold Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See ss.16.1.

     Excess Cash Flow Prepayment. See ss.3.6.1.

     Extension of Credit. The making of any Loan or Consignment or the issuance, extension or renewal of any Letter of Credit.

     Fair Market Value. On any day, with respect to the calculation of the Dollar value of Precious Metal, Platinum or Silver (a) with respect to Precious Metal or

Platinum, the Dollar per ounce Second London Fixing for Gold or, as the case may be, Platinum, for such day, and (b) with respect to Silver, the Dollar per ounce London Fixing for Silver for such day, in each case times the number of ounces of Precious Metal, Platinum or, as the case may be, Silver, for which such Dollar value is being calculated. If no such price is available for a particular day, the Fair Market Value for such day shall be the price for the immediately preceding day for which such price is available. In the event that the London Bullion Brokers shall discontinue or alter its usual practice of quoting a price in Dollars for gold, the Fair Market Value for such day shall be RIHT's Spot Value for that day.

     Fee Letter. See ss.8.10.

     FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

     FNBB Concentration Accounts. See ss.11.14(a).

     generally accepted accounting principles. (i) When used in ss.13, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the CJC Sellers or the Balfour Sellers (with respect to the business acquired from the Balfour Sellers) reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Gold Agent. RIHT, acting as agent for the Gold Banks.

     Gold Agent's Head Office. The Gold Agent's head office located at One Hospital Trust Plaza, Providence, Rhode Island 02903, or at such other location as the Gold Agent may designate from time to time.

     Gold Banks. RIHT and any other lending institution listed on Part 2 of
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Gold Bank pursuant to ss.22.

     Gold Commitment. With respect to each Gold Bank, the Dollar amount set forth on Part 2 of Schedule 1 hereto as the amount of such Gold Bank's commitment to make Consignment Participations in the Consignments of Precious Metal made by the Gold Agent or to make Gold Loans, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

     Gold Commitment Percentage. With respect to each Gold Bank, the percentage set forth on Part 2 of Schedule 1 hereto as such Gold Bank's percentage of the aggregate Gold Commitments of all of the Gold Banks.

     Gold Drawdown Date. The date on which any Delivery or any Purchase and Consignment is made or is to be made.

     Gold Facility. The Gold Agent's commitment to make Consignments and the Gold Banks' commitments to make Consignment Participations therein and to make Gold Loans.

     Gold Fronting Fees. Gold fronting fees payable to the Gold Agent on Consigned Precious Metal at the rates set forth in ss.5.2.2.

     Gold Fronting Commitment. The Gold Agent's commitment to make Consignments of Precious Metal to the Borrower in an aggregate amount not to exceed the Consignment Limit, as the same may be reduced from time to time or terminated pursuant to the provisions hereof.

     Gold Loans. Revolving credit loans made or to be made by the Gold Banks to the Borrower pursuant to ss.6.1.

     Gold Maturity Date. December 16, 2001.

     Gold Note Record. A Record with respect to a Gold Note.

     Gold Notes. See ss.6.2.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Subsidiary of the Borrower (other than the Mexican Subsidiary) in favor of the Banks, the Collateral Agent and the Agents pursuant to which each such Subsidiary of the Borrower guaranties to the Banks, the Collateral Agent and the Agents the payment and performance of the Obligations and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Hazardous Substances. See ss.10.18(b).

     Hedging Agreement. Any swap, cap, collar, floor, option or other hedging agreement in respect of interest rates, currency exchange rates or commodities.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees (the amount of any such Indebtedness represented by a guarantee to be taken at the lesser of (A) the principal amount of the obligations guaranteed and still outstanding and (B) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness), endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit. Notwithstanding anything herein to the contrary, "Indebtedness" shall not include any Trade and OCB Liabilities.

     Indenture. The Indenture dated as of December 16, 1996 between the Borrower and Marine Midland Bank, as trustee.

     Installment Amount. See ss.8.19(a).

     Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Dollar Facility Loan, Gold Loan or Consignment Fixed Rate Amount, (a) initially, the period commencing on the Drawdown Date of such Loan (or, as the case may be, the Gold Drawdown Date of the Consignments with respect to such Consignment Fixed Rate Amounts) and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (or, as the case may be, Consignment Request with respect to Consignment Fixed Rate Amounts) (i) for any Base Rate Loan, the calendar month; and (ii) for any Eurodollar Rate Loan or Consignment Fixed Rate Amount, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan or Consignment Fixed Rate Amount and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request or Consignment Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan or Consignment Fixed Rate Amount would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in ss.ss.2.6, 3.5, 6.4 or 8.4, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan or Consignment Fixed Rate Amount to a Base Rate Loan or Consignment Base Rate Amount, as applicable, on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan or Consignment Fixed Rate Amount that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (E) any Interest Period relating to any Revolving Credit Loan that is a Eurodollar Rate Loan that would otherwise extend beyond the Revolver Maturity Date shall end on the Revolver Maturity Date;

          (F) any Interest Period relating to (i) any Gold Loan that is a Eurodollar Rate Loan or (ii) any Consigned Precious Metal that is a Consignment Fixed Rate Amount, that would otherwise extend beyond the Gold Maturity Date shall end on the Gold Maturity Date; and

          (G) any Interest Period relating to any portion of the Term Loan that is a Eurodollar Rate Loan that would otherwise extend beyond the Term Loan Maturity Date shall end on the Term Loan Maturity Date.

     Investments. All (a) expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of any Person, (b) loans, advances and capital contributions to any Person, or (c) guaranties (or other commitments as described under Indebtedness) of obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Issuance Prepayment Termination Date. The earlier of (a) payment in full of the Term Loan and (b) the earliest date (in no event earlier than five Business Days after the Borrower shall have delivered to the Agents and the Banks quarterly or annual financial statements and computations of the Consolidated EBITDA and Consolidated Total Funded Debt for the applicable period with reference to which the occurrence of the Issuance Prepayment Termination Date is being asserted and in no event prior to delivery of the financial statements and computations for the fiscal period ending on February 28, 1998) upon which the Borrower and its Subsidiaries shall have had a ratio of Consolidated Senior Funded Debt for the period of four consecutive fiscal quarters most recently ended prior to such asserted Issuance Prepayment Termination Date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such asserted Issuance Prepayment Termination Date of less than 3.5 to 1.0.

     Letter of Credit. See ss.4.1.1.

     Letter of Credit Application. See ss.4.1.1.

     Letter of Credit Fees. See ss.4.6.

     Letter of Credit Participation. See ss.4.1.4.

     Loan Documents. This Credit Agreement, the Notes, the Guaranty, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

     Loan Request. See ss.8.3(a).

     Loans. The Revolving Credit Loans, the Term Loan and the Gold Loans.

     Local Accounts. Depository accounts in depository institutions for, or on behalf of, any of the Borrower or its Subsidiaries and listed on Schedule 10.20 hereto (as such may be amended from time to time in accordance with ss.13.10 hereof).

     Majority Banks. As of any date, the Banks (other than Delinquent Banks) whose aggregate portions of the outstanding amount of the Term Loan and whose aggregate Commitments or, as the case may be, Gold Commitments together constitute at least sixty-six and two thirds percent (66-2/3%) of the Total Commitment; provided, however, that if the Commitments or the Gold Commitments shall have been terminated, then the Majority Banks shall be the Banks whose aggregate portions of the Outstanding Facility Amounts together constitute at least sixty-six and two thirds percent (66-2/3%) of the Outstanding Facility Amounts.

     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Mexican Stock Pledge Agreement. The Stock Pledge Agreement (Mexican), dated or to be dated on or prior to the Closing Date, between the Borrower and the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Mexican Subsidiary. Pulidos de Juarez, S.A. de C.V., a corporation organized under the laws of Mexico.

     Mortgaged Property. Any Real Estate which is subject to any Mortgage.

     Mortgages. The several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, from the Borrower and its Subsidiaries to the Collateral Agent with respect to the fee and leasehold interests of the Borrower and its Subsidiaries in certain of the Real Estate described on Schedule 4 hereto and in form and substance reasonably satisfactory to the Banks, the Collateral Agent and the Agents.

     Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Proceeds. With respect to any sale or other disposition of any asset by any Person or any issuance of common equity securities of such Person, the excess of (i) the gross cash proceeds received by such Person from the sale or disposition of any such asset, or, as the case may be, the issuance of any such common equity securities of such Person, plus, as and when received, all cash payments received subsequent to such sale or disposition or such issuance representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of (A) a reasonable reserve for any liabilities payable incident to such sale or disposition or such issuance, (B) the reasonable direct costs and expenses incurred by such Person in connection with such sale or disposition or such issuance (including, without limitation, reasonable brokerage, legal, investment banking, accounting, consulting, survey, title and recording fees and commissions), (C) all payments actually made on any Indebtedness (other than the Obligations) or other obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and (D) actual tax payments made or to be made in connection therewith.

     New Issuance Prepayment. See ss.3.6.3.

     New Lending Office. See ss.8.12.4.

     New Notes. See ss.12.8.

     Non-U.S. Bank. See ss.8.12.3.

     Notes. The Term Notes, the Gold Notes and the Revolving Credit Notes.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks, the Agents and the Collateral Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents, or under any Hedging Agreement entered into between any of the Borrower and its Subsidiaries and either of the Agents, or in respect of any of the Loans or Consignments made or Reimbursement Obligations incurred or any of the Notes, the Guaranty, any Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

     Operating Accounts. See ss.8.3(b).

     outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination; with respect to Consignments, the aggregate Fair Market Value or number of troy ounces of Consigned Precious Metal which, as of any date of determination, has not been paid for by the Borrower or Redelivered.

     Outstanding Facility Amounts. The sum of (a) the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus (b) the outstanding amount of the Gold Loans (after giving effect to all amounts requested) plus (c) the Fair Market Value of Consigned Precious Metal (after giving effect to all Consignments requested) plus (d) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

     Overdue Receivables. Accounts Receivable of the Borrower that are outstanding for more than (a) with respect to Accounts Receivable owing by independent sales representatives of the division of the Borrower previously constituting the "Scholastic Division" of the Balfour Sellers, (i) during the months of July, August, November and December of any year (and during the month of June of 1997), one hundred eighty (180) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services, and (ii) at any other time, one hundred twenty (120) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services, (b) with respect to Accounts Receivable owing by Walmart Stores, the earlier to occur of (i) one hundred fifty (150) days past the date of shipment of the goods relating thereto and (ii) one hundred twenty (120) days past the due date for payment thereon, (c) with respect to Accounts Receivable owing by any of the Specified Account Debtors classified as "60 Day Term Specified Account Debtors" on the Specified Account Debtor Letter, the earlier to occur of (i) one hundred twenty (120) days past the date of shipment of the goods relating thereto and (ii) sixty (60) days past the due date for payment thereon, (d) with respect to Accounts Receivable owing by any of the Specified Account Debtors classified as "90 Day Term Specified Account Debtors" on the Specified Account Debtor Letter, the earlier to occur of (i) one hundred fifty
(150) days past the date of shipment of the goods relating thereto and (ii) sixty (60) days past the due date for payment thereon, (e) with respect to Accounts Receivable owing by any of the Specified Account Debtors classified as "120 Day Term Specified Account Debtors" on the Specified Account Debtor Letter, the earlier to occur of (i) one hundred fifty (150) days past the date of shipment thereof and (ii) thirty (30) days past the due date for payment thereon, (f) sixty (60) days past the due date for payment thereon with respect to Accounts Receivable (A) owed by college students who have purchased goods on an installment sale basis with full payment to be due within eight (8) months of the date of sale, (B) owed by high school students who have purchased goods on an installment sale basis with full payment to be due within six (6) months of the date of sale, or (C) generated in connection with the Borrower's "Recognition Products" division where the account debtor has purchased goods on an installment sale basis with full payment to be due within ten (10) months of the date of sale, provided, that the aggregate amount of any such Accounts Receivable owing by college or high school students or generated in connection with the Borrower's "Recognition Products" division constituting Eligible Accounts Receivable shall in no event exceed $5,000,000 at any time, and (g) with respect to all other Accounts Receivable of the Borrower, the earlier to occur of (i) ninety (90) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services and (ii) sixty (60) days past the due date for payment thereon.

     Patent Assignment. The Patent Collateral Assignment and Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

     Performance Adjustment. See ss.8.21.

     Performance Adjustment Date. See ss.8.21.

     Permitted Common Stock Repurchases. Repurchases of the Borrower's common stock which are made concurrently with the issuance by the Borrower of additional common stock to employees or sales representatives so long as the Borrower receives a cash purchase price in respect of any such additional common stock from such employees or sales representatives in an amount equal to the aggregate amount of cash to be paid in order to effect such repurchases of common stock.

     Permitted Employee Stock Repurchases. Repurchases of common stock of the Borrower theretofore issued to employees or independent sales representatives of the Borrower so long as the aggregate amount paid by the Borrower in cash with respect thereto shall not exceed $500,000 during any fiscal year. Notwithstanding the foregoing, (a) any unused portion of any such amount for common stock repurchases in any fiscal year may be used in the succeeding fiscal year (but not any other fiscal year) and any such amounts carried forward to a succeeding fiscal year shall be used for common stock repurchases in such succeeding fiscal year prior to using any portion of the amount permitted for such succeeding fiscal year, and (b) after using the entire permitted cash amount available for such common stock repurchases in any fiscal year, the Borrower may also issue promissory notes to employees and sales representatives to effect such repurchases of common stock so long as such promissory notes are issued on terms which are subordinate in all respects to the Obligations and so long as no payments, redemptions or repurchases of any kind may be made with respect to any such promissory notes prior to the irrevocable payment in full in cash of all of the Obligations and the termination of all of the Commitments, Gold Commitments and the Gold Fronting Commitment.

     Permitted Liens. Liens, security interests and other encumbrances permitted by ss.12.2.

     Permitted Preferred Stock Dividends. Payments of cash dividends in respect of the Borrower's Series A Preferred Stock as set forth in the Borrower's Certificate of Incorporation as in effect on the date hereof or any Permitted Preferred Stock Replacement constituting preferred stock, provided that (a) the Borrower and its Subsidiaries shall have had, for the period of four consecutive fiscal quarters most recently ended prior to the payment of any such dividend, a ratio of Consolidated EBITDA to Consolidated Total Interest Expense equal to at least 2.25:1.0, (b) no Event of Default shall have occurred and be continuing and none would result from the making of such dividend, (c) such dividends shall be payable at a rate not to exceed one percent (1%) per annum in excess of the interest rate payable in respect of the Subordinated Notes, and (d) the Borrower shall provide the Agents, prior to the making of any such dividend payment, with a statement certified by the principal financial or accounting officer of the Borrower setting forth in reasonable detail computations evidencing the calculation described in clause (a) above.

     Permitted Preferred Stock Replacement. (a) Indebtedness incurred by the Borrower, (b) additional common stock issued by the Borrower or (c) preferred stock issued by the Borrower, in each case in connection with, and solely to the extent of, the replacement of a portion of the Borrower's existing Series A Preferred Stock in an aggregate principal amount not in excess of $10,000,000 (plus the amount of accrued dividends on such existing Series A Preferred Stock) at any time outstanding, provided that (i) in the case of any such Indebtedness, the Borrower and its Subsidiaries shall have had for the period of four consecutive fiscal quarters most recently ended prior to the incurrence of such Indebtedness, a ratio of Consolidated EBITDA to Consolidated Total Interest Expense equal to at least 2.5:1.0, (ii) in the case of any such Indebtedness, such Indebtedness shall be subordinated in all other respects to the Obligations on terms substantially identical to, or no more favorable to the holders thereof than, the terms of the Subordinated Notes (except that the interest rate payable thereon may exceed the rate payable in respect of the Subordinated Notes by no more than one percent (1%) per annum), and (iii) in the case of any such preferred stock, such preferred stock shall have rights, preferences and terms no more adverse to the interests of the Banks and the Agents than the existing Series A Preferred Stock and shall accrue dividends at a rate not in excess of the rate payable on such existing Series A Preferred Stock as of the date hereof, and (d) the Borrower shall provide the Agents, prior to the incurrence of such Indebtedness or, as the case may be, the issuance of such common stock or preferred stock, with a statement certified by the principal financial or accounting officer of the Borrower setting forth in reasonable detail computations evidencing the calculation described in clause (a) above.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Precious Metal. Gold measured in troy ounces having a fineness of not less than .9995, without regard to whether such gold is alloyed or unalloyed, in bullion form or contained in or processed into other materials which contain elements other than gold.

     Purchase and Consignment. Purchases from, and consignments to, the Borrower of Borrower's Precious Metal made or to be made by the Gold Agent (on behalf of the Gold Banks) pursuant to ss.5.1(a).

     Purchase Price. See ss.5.1(b).

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Redeliver(ed) or Redelivery. The delivery by the Borrower to the Gold Agent's Head Office, at the Borrower's sole risk and expense, of Precious Metal in bullion form of a type and quality which is acceptable to the Gold Agent.

     Reemployment Period. See ss.8.19(a).

     Register. See ss.22.3.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Dollar Agent and the Dollar Banks on account of any drawing under any Letter of Credit as provided in ss.4.2.

     Replaced Bank. See ss.8.22.

     Replacement Bank. See ss.8.22.

     Revolver Maturity Date. December 16, 2001.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Dollar Banks to the Borrower pursuant to ss.2.

     Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

     Revolving Credit Notes. See ss.2.4.

     RIHT. Rhode Island Hospital Trust National Bank, a national banking association, in its individual capacity.

     Sales Representative Inventory Locations. The locations of the inventory held by sale representatives of the Borrower in the United States of America and disclosed in writing to the Agents, as such list of locations may be supplemented from time to time in accordance with the provisions of ss.11.4(i).

     Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower, its Subsidiaries (other than the Mexican Subsidiary) and the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Security Documents. The Security Agreement, the Mortgages, the Stock Pledge Agreement, the Trademark Assignment, the Trademark Security Agreement, the Patent Assignment, the Copyright Memorandum, the Mexican Stock Pledge Agreement, the Cash Collateral Agreement, all Agency Account Agreements, the Confirmation of Swap Agreement, and the Swap Agreement.

     Sellers. Collectively, the CJC Sellers and the Balfour Sellers.

     Settlement. The making of, or receiving of payments, in immediately available funds, by the Dollar Banks or, as the case may be, the Gold Banks, to the extent necessary to cause each Applicable Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) or, as the case may be, of Gold Loans (after giving effect to any Loan Request) to be equal to each Dollar Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request) or, as the case may be, each Gold Bank's Gold Commitment Percentage of the outstanding amount of such Gold Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount. See ss.8.6(a).

     Settlement Date. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following either Agent becoming aware of the existence of an Event of Default, (d) any Business Day on which (i) the amount of Revolving Credit Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than FNBB's Commitment Percentage of the Total Revolver Commitment, or, as the case may be,
(ii) the amount of Gold Loans outstanding from RIHT plus RIHT's Gold

Commitment Percentage of the Fair Market Value of Consigned Precious Metal outstanding is equal to or greater than RIHT's Gold Commitment Percentage of the Total Gold Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans or, as the case may be, Gold Loans decreases and (ii) the amount of the Applicable Agent's Loans outstanding equals Zero Dollars ($0).

     Settling Bank. See ss.8.6(a).

     Specified Account Debtors. The account debtors of the Borrower specifically disclosed in writing to the Agents and the Banks pursuant to a letter from the Borrower to the Agents and the Banks delivered as of the Closing Date (the "Specified Account Debtor Letter") so long as the Agents shall not have notified the Borrower in writing that the Agents shall have determined in their discretion that any such Person shall no longer constitute a Specified Account Debtor or shall constitute a Specified Account Debtor under a different heading as set forth on the Specified Account Debtor Letter.

     Specified Account Debtor Letter. See the definition of Specified Account Debtors.

     Specified Refiner. Any refiner of Precious Metal inventory of the Borrower designated by the Borrower and approved by the Agents so long as the Agents shall not have notified the Borrower in writing that the Agents shall have determined in their sole reasonable discretion that any such refiner shall no longer constitute a Specified Refiner due to a change in the creditworthiness of such refiner or a change in the Agents' trading relationship with such refiner.

     Spot Value: At any time, with respect to the calculation of the Dollar value of Precious Metal, (a) in all cases in which the Borrower is purchasing Precious Metal or in which the value of Consigned Precious Metal for purposes of the Consignment Limit is being calculated, RIHT's "ask" spot quotation for Precious Metal at such time times the number of ounces of such Precious Metal and (b) in all cases in which Gold Banks are purchasing Precious Metal, RIHT's "bid" spot quotation for Precious Metal at such time times the number of ounces of such Precious Metal.

     Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Subordinated Notes. The Borrower's (a) 11% Senior Subordinated Notes due 2006 issued by the Borrower pursuant to the Indenture, as in effect on the Closing

Date and as amended in accordance with the provisions of ss.12.8 hereof, or any replacement thereof entered into by the Borrower in accordance with the provisions of ss.12.8.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Survey. In relation to each Mortgaged Property (other than the Real Estate of the Borrower located in Kentucky), an instrument survey of such Mortgaged Property dated as of a date subsequent to December 8, 1996, which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

     Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated subsequent to December 8, 1996, as of a recent date and containing such information relating to such Mortgaged Property as the Collateral Agent or the Title Insurance Company may require.

     Swap Agreement. The ISDA Master Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and the Gold Agent and in form and substance satisfactory to each of the Borrower, the Banks and the Agents.

     Taxes. See ss.8.12.2.

     Term Loan. The term loan made or to be made by the Dollar Banks to the Borrower in the aggregate principal amount of $25,000,000.00 pursuant to ss.3.1.

     Term Loan Maturity Date. December 16, 2003.

     Term Notes. See ss.3.2.

     Term Note Record. A Record with respect to a Term Note.

     Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Collateral Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Collateral

Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple, or, as the case may be, leasehold title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Collateral Agent in its reasonable discretion, and shall to the extent available contain such endorsements and affirmative insurance as the Collateral Agent in its reasonable discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement,
(vi) doing business endorsement and (vii) ALTA form 3.1 zoning endorsement.

     Total Commitment. The sum of the Total Revolver Commitment, the Total Gold Commitment and the then outstanding principal amount of the Term Loan.

     Total Gold Commitment. The sum of the Gold Commitments of the Gold Banks, as in effect from time to time.

     Total Revolver Commitment. The sum of the Commitments of the Dollar Banks, as in effect from time to time.

     Trade and OCB Liabilities. All liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business not incurred through
(a) the borrowing of money, or (b) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services.

     Trademark Assignments. The Trademark Assignment, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Trademark Security Agreement. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the Agents.

     Type. As to any Revolving Credit Loan, Gold Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the

Dollar Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Dollar Agent and the Dollar Banks on the date specified in, and in accordance with, ss.4.2.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2. Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                2. THE DOLLAR FACILITY - REVOLVING CREDIT LOANS.


     2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Dollar Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolver Maturity Date upon notice by the Borrower to the Dollar Agent given in accordance with ss.8.3, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Dollar Bank's Commitment minus such Dollar Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Revolver Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Dollar Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.14 and ss.15, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.15, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. Commitment Fee. The Borrower agrees to pay to the Dollar Agent for the accounts of the Dollar Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one half of one percent (1/2%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolver Maturity Date by which the Total Revolver Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolver Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. Reduction of Total Revolver Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Dollar Agent to reduce by $500,000.00 or an integral multiple thereof or terminate entirely the Total Revolver Commitment, whereupon the Commitments of the Dollar Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Dollar Agent will notify the Dollar Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Dollar Agent for the respective accounts of the Dollar Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit E hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Dollar Bank in a principal amount equal to such Dollar Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Dollar Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Dollar Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Dollar Bank's Revolving Credit Note, an appropriate notation on such Dollar Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Dollar Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Dollar Bank, but the failure to record, or any error in so recording, any such amount on such Dollar Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. Interest on Revolving Credit Loans. Except as otherwise provided in ss.8.20, the Revolving Credit Loans shall bear interest in accordance with the provisions of ss.8.1 hereof.

     2.6. Requests for Revolving Credit Loans; Conversion Options. The Borrower shall request Revolving Credit Loans by providing to the Dollar Agent Loan Requests for Revolving Credit Loans in accordance with the requirements of ss.8.3(a) hereof. The Dollar Agent may, in its sole discretion and without conferring with the Dollar Banks, make Revolving Credit Loans to the Borrower in accordance with the provisions of ss.8.3(b) hereof. The Borrower shall be permitted to convert Revolving Credit Loans to Revolving Credit Loans of different Types in accordance with the provisions of ss.8.4 hereof, and such provisions of ss.8.4 shall apply mutatis mutandis with respect to the Revolving Credit Loans so that the Borrower will have the same interest rate options with respect to the Revolving Credit Loans as they would be entitled to with respect to the Gold Loans and the Term Loan.

     2.7. Funds for Revolving Credit Loans. The provisions of ss.8.5 and ss.8.6 with respect to the funding procedures and Settlement procedures for the Loans shall apply to the Revolving Credit Loans.

     2.8. Maturity. The Borrower promises to pay on the Revolver Maturity Date, and there shall become absolutely due and payable on the Revolver Maturity

Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     2.9. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding Revolving Credit Loans in accordance with the provisions of ss.8.7 hereof.

     3. THE DOLLAR FACILITY - THE TERM LOAN.

     3.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each Dollar Bank agrees to lend to the Borrower the amount of its Commitment Percentage of the principal amount of $25,000,000.00.

     3.2. The Term Notes. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit F hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Dollar Bank in a principal amount equal to such Dollar Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Dollar Bank such principal amount or, if less, the outstanding amount of such Dollar Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Dollar Bank to make or cause to be made a notation on such Dollar Bank's Term Note Record reflecting the original principal amount of such Dollar Bank's Commitment Percentage of the Term Loan and, at or about the time of such Dollar Bank's receipt of any principal payment on such Dollar Bank's Term Note, an appropriate notation on such Dollar Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Dollar Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Dollar Bank, but the failure to record, or any error in so recording, any such amount on such Dollar Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

     3.3. Schedule of Installment Payments of Principal of Term Loan. The Borrower promises to pay to the Dollar Agent for the account of the Dollar Banks the principal amount of the Term Loan in twenty-eight (28) consecutive quarterly installment payments, twenty-seven (27) of which shall be payable on each calendar quarter ending date and each in the amount set forth in the table below opposite the period in such table during which such calendar quarter ending date occurs, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan:

                                                      Amount of
      Period:                                     Quarterly Payment:
      ------                                      -----------------

      January 1, 1997 - December 31, 1997         $125,000.00

      January 1, 1998 - December 31, 1998         $250,000.00

      January 1, 1999 - December 31, 1999         $375,000.00

      January 1, 2000 - December 31, 2000         $500,000.00

      January 1, 2001 - December 31, 2001         $750,000.00

      January 1, 2002 - December 31, 2002         $2,000,000.00

      January 1, 2003 - September 30, 2003        $2,250,000.00

     3.4. Optional Prepayment of Term Loan. The Borrower shall have the right at any time to prepay the Term Loan in accordance with the provisions of ss.8.7. Any prepayment of principal of the Term Loan shall be applied ratably against the remaining scheduled installments of principal due on the Term Loan. No amount repaid with respect to the Term Loan may be reborrowed.

     3.5. Interest on Term Loan. Except as otherwise provided in ss.8.20, the outstanding amount of the Term Loan shall bear interest in accordance with the provisions of ss.8.1. The Borrower shall notify the Dollar Agent, such notice to be irrevocable, at least two (2) Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of ss.8.4 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans and the Gold Loans. The Borrower shall select each Interest Period with respect to the Term Loan so as not to require a payment or prepayment of any Eurodollar Rate Loan prior to the end of the applicable Interest Period with respect to such Eurodollar Rate Loan.

     3.6. Mandatory Prepayments of the Term Loan.

          3.6.1. Excess Cash Flow Prepayment. The Borrower shall pay to the Dollar Agent, for the accounts of the Dollar Banks (each, an "Excess Cash Flow Prepayment"), annually in arrears on February 15 of each year (commencing on February 15, 1998), an amount equal to fifty percent (50%) of the Consolidated Excess Cash Flow, if any, for such immediately preceding fiscal year. Each such Excess Cash Flow Prepayment shall be applied ratably against the remaining scheduled installments of principal due on the Term Loan; provided, however, that a portion of the Excess Cash Flow Prepayment (if any) scheduled to be made on February 15, 1999, not to exceed

     $1,500,000, shall be applied instead to repay the outstanding Revolving Credit Loans with the remainder of such Excess Cash Flow Prepayment, if any, to be applied ratably against the remaining scheduled installments of principal due on the Term Loan.

          3.6.2. Asset Disposition Prepayment. The Borrower shall pay to the Dollar Agent, for the accounts of the Dollar Banks (each, an "Asset Disposition Prepayment"), within thirty (30) days after the completion by the Borrower of any asset dispositions pursuant to ss.12.5.2(j), an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection with such asset disposition solely to the extent that the aggregate amount of Net Proceeds received by the Borrower shall exceed (a) for all such asset dispositions undertaken pursuant to ss.12.5.2(j) during the period prior to the first anniversary of the Closing Date, $500,000 and (b) for all such asset dispositions undertaken pursuant to ss.12.5.2(j) during any one year period after the first anniversary of the Closing Date from one anniversary of the Closing Date to the next anniversary of the Closing Date, $250,000. Each such Asset Disposition Prepayment shall be applied ratably against the remaining scheduled installments of principal due on the Term Loan. The Borrower shall also use any proceeds from the sale of assets mandated by the Federal Trade Commission, to the extent such sale is permitted by ss.12.5.2(f), to prepay the principal amount of the Term Loan as set forth in such ss.12.5.2(f).

          3.6.3. New Issuance Prepayment. The Borrower shall pay to the Dollar Agent, for the accounts of the Dollar Banks (each, a "New Issuance Prepayment"), within ten (10) days after the completion by the Borrower of any issuance of additional common equity securities (other than issuances of common stock to employees or independent sales representatives of the Borrower and other than any Permitted Preferred Stock Replacement), an amount equal to one hundred percent 100% of the Net Proceeds received by the Borrower in connection with any such issuance by the Borrower of equity securities or warrants or subscription rights for equity securities; provided however, that no such New Issuance Prepayments shall be required from and after the occurrence of the Issuance Prepayment Termination Date. Each such New Issuance Prepayment shall be applied ratably against the remaining scheduled installments of principal due on the Term Loan.

                   4. THE DOLLAR FACILITY - LETTERS OF CREDIT.

     4.1. Letter of Credit Commitments.

          4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Dollar Agent's customary form (a "Letter of

     Credit Application"), the Dollar Agent on behalf of the Dollar Banks and in reliance upon the agreement of the Dollar Banks set forth in ss.4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Dollar Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000.00 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
     (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Revolver Commitment. Notwithstanding the foregoing, the Dollar Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Dollar Agent that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

          4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Dollar Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date (i) no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolver Maturity Date, (ii) no more than one (1) year from the issue date thereof with respect to standby Letters of Credit, and (iii) no more than one hundred twenty (120) days from the issue date thereof with respect to documentary Letters of Credit. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

          4.1.4. Reimbursement Obligations of Dollar Banks. Each Dollar Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Dollar Bank's Commitment Percentage, to reimburse the Dollar Agent on demand for the amount of each draft paid by the Dollar Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.4.2 (such agreement for a Dollar Bank being called herein the "Letter of Credit Participation" of such Dollar Bank).

          4.1.5. Participations of Dollar Banks. Each such payment made by a Dollar Bank shall be treated as the purchase by such Dollar Bank of a participating interest in the Borrower's Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Dollar Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

     4.2. Reimbursement Obligation of the Borrower. In order to induce the Dollar Agent to issue, extend and renew each Letter of Credit and the Dollar Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Dollar Agent, for the account of the Dollar Agent or (as the case may be) the Dollar Banks, with respect to each Letter of Credit issued, extended or renewed by the Dollar Agent hereunder,

          (a) except as otherwise expressly provided in ss.4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Dollar Agent, or the Dollar Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Dollar Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Dollar Agent or any Dollar Bank in connection with any payment made by the Dollar Agent or any Dollar Bank under, or with respect to, such Letter of Credit,

          (b) upon the reduction (but not termination) of the Total Revolver Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Dollar Agent for the benefit of the Dollar Banks and the Dollar Agent as cash collateral for all Reimbursement Obligations pursuant to the Cash Collateral Agreement, and

          (c) upon the termination of the Total Revolver Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of

     Credit in accordance with ss.16, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by Dollar Agent as cash collateral for all Reimbursement Obligations pursuant to the Cash Collateral Agreement.

Each such payment shall be made to the Dollar Agent at the Dollar Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.4.2 at any time from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Dollar Agent on demand at the rate specified in ss.8.20 for overdue principal on the Revolving Credit Loans.

     4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Dollar Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Dollar Agent as provided in ss.4.2 on or before the date that such draft is paid or other payment is made by the Dollar Agent, the Dollar Agent may at any time thereafter notify the Dollar Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Dollar Bank shall make available to the Dollar Agent, at its Head Office, in immediately available funds, such Dollar Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Dollar Agent for federal funds acquired by the Dollar Agent during each day included in such period, times (ii) the amount equal to such Dollar Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Dollar Agent paid the draft presented for honor or otherwise made payment to the date on which such Dollar Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Dollar Agent, and the denominator of which is 360. The responsibility of the Dollar Agent to the Borrower and the Dollar Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     4.4. Obligations Absolute. The Borrower's obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Dollar Agent, any Dollar Bank or any beneficiary of a Letter of

Credit in the absence of the Dollar Agent's gross negligence or willful misconduct. The Borrower further agrees with the Dollar Agent and the Dollar Banks that the Dollar Agent and the Dollar Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee in the absence of the Dollar Agent's gross negligence or willful misconduct. The Dollar Agent and the Dollar Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Dollar Agent or any Dollar Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Dollar Agent or any Dollar Bank to the Borrower if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the Commonwealth of Massachusetts.

     4.5. Reliance by Issuer. To the extent not inconsistent with ss.4.4, the Dollar Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Dollar Agent in the absence of the Dollar Agent's gross negligence or willful misconduct. The Dollar Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Dollar Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Dollar Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Dollar Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     4.6. Letter of Credit Fees. The Borrower shall pay to the Dollar Agent a fee (in each case, a "Letter of Credit Fee") in respect of Letters of Credit on the average daily Maximum Drawing Amount at a rate per annum equal to (a) with respect to each standby Letter of Credit, the Eurodollar Applicable Margin per annum from time to time applicable to Revolving Credit Loans and (b) with respect to each documentary Letter of Credit, the Eurodollar Applicable Margin per annum from time to time applicable to Revolving Credit Loans minus 1%, such Letter of Credit Fees being payable quarterly in arrears on the first day of each calendar quarter and on the Revolver Maturity Date. A portion of such Letter of Credit Fees equal to 1/4% per annum shall be payable to the Dollar Agent for its own account and the remainder of such Letter of Credit Fees shall be payable to the Dollar Agent for the ratable accounts of the Dollar Banks in accordance with their respective Commitment Percentages. The Borrower shall also pay to the Dollar Agent, at such time or times as such charges are customarily made by the Dollar Agent, the Dollar Agent's customary issuance fees or amendment fees, as the case may be, and the Dollar Agent's customary time negotiation fees per document examination or other administrative fees.

                      5. THE GOLD FACILITY - CONSIGNMENTS .

     5.1. Commitment To Make Consignments; Title To Consigned Precious Metal.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, the Gold Agent agrees, at the option of the Borrower, to Deliver, or make Purchases and Consignments of, from time to time between the Closing Date and the Gold Maturity Date upon notice by the Borrower to the Gold Agent given in accordance with ss.5.3, such amounts of Precious Metal as are requested by the Borrower up to a maximum aggregate amount of Consigned Precious Metal outstanding (after giving effect to all amounts requested) equal to the Total Gold Commitment minus the aggregate amount of all outstanding Gold Loans; provided that the sum of the outstanding amount of troy ounces or, as the case may be, Fair Market Value of Consigned Precious Metal which the Borrower requests that the Gold Agent purchase or Deliver, when added to the amount of troy ounces or, as the case may be, the Fair Market Value of Consigned Precious Metal outstanding, shall not exceed the Consignment Ounce Cap, in the case of amounts of troy ounces of Consigned Precious Metal, or the Consignment Dollar Cap, in the case of the Fair Market Value of Consigned Precious Metal.

          (b) The purchase price (the "Purchase Price") paid by the Gold Agent for Consigned Precious Metal in respect of each Purchase and Consignment shall be the Fair Market Value of Precious Metal two (2) Business Days prior to the Gold Drawdown Date of any Purchase and Consignment.

          (c) Each request for a Consignment hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.14 and ss.15, in the case of the initial Consignment to be made on the Closing

     Date, and ss.15, in the case of all other Consignments, have been satisfied on the date of such request.

          (d) Upon receipt of the documents required by ss.ss.14 and 15 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Gold Agent will make available to the Borrower at the Gold Agent's Head Office (or such other location agreed to by the Gold Agent and the Borrower) (i) in the case of a Delivery, the amount of Precious Metal requested to be Delivered, and (ii) in the case of a Purchase and Consignment, the Purchase Price for such Purchase and Consignment and, at such time, the Gold Agent shall be deemed to have taken title to such Borrower's Precious Metal. Thereafter, title to such Precious Metal shall remain in the Gold Agent and shall not vest in the Borrower until the Gold Agent has received payment for such Consigned Precious Metal in accordance with the requirements of ss.5.4 or ss.5.6, as applicable. The Gold Agent may Deliver Precious Metal to the Borrower at the Gold Agent's Head Office or, at the option of the Borrower and with the consent of the Gold Agent, at Borrower Permitted Inventory Locations, in each case at the Borrower's sole expense (including insurance with respect thereto). At all times following the Gold Drawdown Date relating to each Consignment, the Borrower shall bear the entire risk of loss, theft, damage or destruction of the Consigned Precious Metal from any cause whatsoever, whether or not insured, and the Borrower agrees to hold the Consigned Precious Metal in trust for the Gold Agent, and to indemnify and hold harmless the Gold Agent against any and all liabilities, damages, losses, costs, expenses, suits, claims, demands or judgments of any nature (including, without limitation, reasonable attorneys' fees and expenses) arising from or connected with any loss, theft, damage or destruction of the Consigned Precious Metal.

          (e) The Borrower irrevocably authorizes the Gold Agent, at or about the time of the Gold Drawdown Date of any Consignment or at the time of any payment or Redelivery with respect to Consigned Precious Metal, to make an appropriate notation in the records of the Gold Agent customarily maintained by the Gold Agent reflecting the making of such Consignment or the receipt of such payment or Redelivery. The outstanding amount of Consigned Precious Metal set forth in the records of the Gold Agent customarily maintained by the Gold Agent shall be prima facie evidence of the amount thereof owing and unpaid or not Redelivered, but the failure to record or any error in so recording any such amount in the records of the Gold Agent shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments or Redeliveries in accordance with the terms hereof.

          (f) In connection with each Consignment, and as a condition to the making of any Consignment by the Gold Agent, the Borrower shall pay to the Gold Agent a per toy ounce premium to be set by the Gold Agent based upon prevailing market conditions (the "Consignment Premium"). In the case of any Delivery hereunder, such Consignment Premium shall be payable upon the making of such Delivery by the Gold Agent. In the case of any Purchase and Consignment hereunder, such Consignment Premium shall be deducted from the amount of the Purchase Price paid by the Gold Agent to the Borrower in respect thereof.

     5.2. Consignment Fees; Gold Fronting Fees.

          5.2.1. Consignment Fees. Except as otherwise provided in ss.8.20, with respect to Consigned Precious Metal, the Borrower agrees to pay to the Gold Agent, for the accounts of the Gold Banks in accordance with their respective Gold Commitment Percentages, a Consignment Fee equal to:

               (a) for each day with respect to Consignment Base Rate Amounts, the product of (i) the difference of (A) the Consignment Base Rate minus (B) one half of one percent (1/2%) times (ii) a fraction, the numerator of which is one (1) and the denominator of which is three hundred and sixty (360) times (iii) the Fair Market Value of Consigned Precious Metal outstanding on such day which are Consignment Base Rate Amounts.

               (b) for each day during each Interest Period with respect to Consignment Fixed Rate Amounts, the product of (i) the difference of
          (A) the Consignment Fixed Rate applicable to such Interest Period minus (B) one half of one percent (1/2%) times (ii) a fraction, the numerator of which is one (1) and the denominator of which is three hundred and sixty (360) times (iii) the Fair Market Value (as of such date) of Consigned Precious Metal outstanding for such Interest Period which are Consignment Fixed Rate Amounts.

          5.2.2. Gold Fronting Fees. Except as otherwise provided in ss.8.20, with respect to Consigned Precious Metal, the Borrower agrees to pay to the Gold Agent, for its own account, a Gold Fronting Fee equal to:

               (a) for each day with respect to Consignment Base Rate Amounts, the product of (i) one half of one percent (1/2%) times (ii) a fraction, the numerator of which is one (1) and the denominator of which is three hundred and sixty (360) times (iii) the Fair Market Value of Consigned Precious Metal outstanding on such day which are Consignment Base Rate Amounts.

               (b) for each day during each Interest Period with respect to Consignment Fixed Rate Amounts, the product of (i) one half of one percent (1/2%) times (ii) a fraction, the numerator of which is one
          (1) and the denominator of which is three hundred and sixty (360) times (iii) the Fair Market Value (as of such date) of Consigned Precious Metal outstanding for such Interest Period which are Consignment Fixed Rate Amounts.

          5.2.3 Payment of Fees. The Consignment Fee and the Gold Fronting Fee with respect to Consignment Base Rate Amounts shall be payable monthly in arrears on the first Business Day of each calendar month, commencing on the first such date following the Closing Date, with a final payment on the Gold Maturity Date or any earlier date on which the Total Gold Commitment shall terminate. The Consignment Fee and Gold Fronting Fee with respect to Consignment Fixed Rate Amounts shall be payable as to any Consignment Fixed Rate Amounts in respect of which the applicable Interest Period is (y) 3 months or less, on the last day of such Interest Period, and (z) more than 3 months, on the date that is 3 months from the first day of such Interest Period and, in addition, on the last day of such Interest Period.

     5.3. Requests For Consignments. The Borrower shall give to the Gold Agent written notice in the form of Exhibit G hereto (or telephonic notice confirmed in a writing in the form of Exhibit G hereto) of each Consignment requested hereunder (a "Consignment Request") no later than 10:00 a.m. one (1) Business Day prior to the proposed Gold Drawdown Date of any Consignment Base Rate Amount or three (3) Business Days prior to the proposed Gold Drawdown Date of any Consignment Fixed Rate Amount; provided, that solely with respect to Deliveries to be made at Specified Refiner locations by the making of a book entry transfer of Precious Metal to the Borrower's account with such Specified Refiner, the Borrower shall be permitted to provide such Consignment Request to the Gold Agent no later than 2:00 p.m. on the proposed Gold Drawdown Date of any such Delivery. Each such Consignment Request shall specify (a) the nature of the Consignment as a Delivery or a Purchase and Consignment, (b) the number of troy ounces of (i) Precious Metal to be Delivered or, as the case may be (ii) Borrower's Precious Metal to be purchased and consigned, (c) the proposed Gold Drawdown Date of such Consignment, (d) whether such Consignment is to be a Consignment Fixed Rate Amount or a Consignment Base Rate Amount, (e) if such Consignment is to be a Consignment Fixed Rate Amount, the Interest Period applicable to such Consignment, and (f) if such Consignment is to be a Delivery, whether such Delivery is to be made to the Borrower at the Gold Agent's Head Office or at a Borrower Permitted Inventory Location (with each such Consignment Request to specify such Borrower Permitted Inventory Location). Each Consignment Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to either (i) in the case of any Purchase and Consignment, sell and take on consignment such

Borrower's Precious Metal on the proposed Gold Drawdown Date or (ii) in the case of any Delivery, take Delivery of such Precious Metal on the proposed Gold Drawdown Date. Each Consignment Request for Consignment Base Rate Amounts shall be in a minimum aggregate amount of 100 troy ounces or an integral multiple of one hundred (100) in excess thereof, and each Consignment Request for Consignment Fixed Rate Amounts shall be in a minimum aggregate amount of five thousand (5,000) troy ounces or an integral multiple of one thousand (1000) in excess thereof.

     5.4. Payment on Account of Repurchase or Redelivery of Consigned Precious Metal.

          (a) Notwithstanding the provisions of ss.6.1(b), upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in ss.16.1(g) or (h)) and upon notice from the Gold Agent to the Borrower, unless the Borrower shall, on the date of dispatch of such notice, immediately Redeliver to the Gold Agent an amount of Borrower's Precious Metal (measured in troy ounces) equal to all outstanding Consigned Precious Metal, the Borrower shall be deemed to have purchased from the Gold Agent, on the date of dispatch of such notice, all outstanding Consigned Precious Metal at the then applicable Spot Value thereof, and the Gold Agent, on behalf of the Gold Banks (based upon each Gold Bank's Gold Commitment Percentage of such outstanding Consigned Precious Metal immediately prior to such conversion), shall simultaneously be deemed to have made Gold Loans to the Borrower in amounts equal to the Spot Value of Consigned Precious Metal. Such Gold Loans deemed to have been made by the Gold Agent on behalf of the Gold Banks shall be treated as Gold Loans made pursuant to ss.8.3(b) hereof for all purposes under this Credit Agreement (including, without limitation, the provisions of ss.8.6 hereof relating to Settlements).

          (b) Upon the occurrence and during the continuance of an Event of Default described in Section 16.1(g) or (h), each Gold Bank severally agrees to purchase from the Gold Agent a participating interest in all outstanding Consigned Precious Metal (if any) equal to such Gold Bank's Gold Commitment Percentage of the Fair Market Value of Consigned Precious Metal as of the date of such Event of Default (a "Consignment Participation"). Not later than 11:00 a.m. (Boston time) on the Business Day following such Event of Default described in Section 16.1(g) or (h), each of the Gold Banks will make available to the Gold Agent, at the Gold Agent's Head Office, in immediately available funds, an amount in Dollars equal to such Gold Bank's Consignment Participation. If any Bank makes available to the Gold Agent such amount on a date after such date, such Gold Bank shall pay to the Gold Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Gold Agent for federal funds acquired by the Gold Agent during each day included in such period, times (ii) the amount owed by such Gold Bank to the Gold Agent, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date the amounts were owed to the Gold Agent to the date on which the amounts due pursuant to the Consignment Participation shall become immediately available to the Gold Agent, and the denominator of which is 360. A statement of the Gold Agent submitted to such Gold Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Gold Agent by such Gold Bank. The failure or refusal of any Gold Bank to make available to the Gold Agent at the aforesaid time and place its Consignment Participation shall not relieve any other Gold Bank from its several obligations hereunder to make available to the Gold Agent its Consignment Participation.


          (c) If, on any date, the Fair Market Value of Consigned Precious Metal shall exceed the Consignment Dollar Cap, the Gold Agent shall calculate the amount of Consigned Precious Metal (measured in troy ounces and calculated by reference to the Fair Market Value thereof on the date of determination) of such excess, and the Borrower shall either (i) pay to the Gold Agent an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of determination) of such excess, and the Gold Agent shall be deemed to have sold to the Borrower an amount of Consigned Precious Metal equal to such excess, or (ii) Redeliver to the Gold Agent Consigned Precious Metal in quantities (measured in troy ounces) equal to such excess. If, on any date of determination, the number of troy ounces of Consigned Precious Metal shall exceed the Consignment Ounce Cap, the Borrower shall either (i) repurchase from the Gold Agent such excess at the Fair Market Value thereof on the Business Day following the date of determination, or (ii) Redeliver to the Gold Agent Consigned Precious Metal in quantities (measured in troy ounces) equal to such excess. If, on any date of determination, the Fair Market Value of Consigned Precious Metal exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (A) Consigned Precious Metal plus (B) Borrower's Precious Metal, the Borrower shall pay to the Gold Agent an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of determination) of such excess, and the Gold Agent shall be deemed to have sold to the Borrower an amount of Consigned Precious Metal equal to such excess.

          (d) In connection with any sale of Consigned Precious Metal by the Borrower (other than as part of a Purchase and Consignment pursuant to the terms hereof), the Borrower shall immediately either (i) pay to the Gold Agent an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of such sale) of such Consigned Precious Metal, (ii) Redeliver to the Gold Agent an amount of Borrower's Precious Metal (measured in troy ounces) equal to such sold Consigned Precious Metal, or
     (iii) Replace such Consigned Precious Metal, so long as no Event of Default has occurred and is continuing, with additional Precious Metal (which replacement, if the Borrower shall not have purchased such sold Consigned Precious Metal pursuant to clause (i) hereof or Redelivered Borrower's Precious Metal pursuant to clause (ii) hereof, shall be automatic upon such sale) which shall constitute Consigned Precious Metal in quantities equal to any Consigned Precious Metal sold. At all times following the occurrence and during the continuance of an Event of Default, upon any sale by the Borrower of Precious Metal which prior to the Borrower's purchase thereof pursuant to ss.5.4(a) constituted Consigned Precious Metal, the Borrower shall hold the proceeds of such sale in trust for the Gold Agent, on behalf of the Gold Banks, and shall immediately deliver to the Gold Agent the proceeds of such sale to be applied to the Obligations in accordance with ss.8.9 hereof. Prior to the occurrence of an Event of Default and absent other instruction by the Borrower, the Gold Agent shall apply Dollar amounts received to reduction of Consigned Precious Metal, for application first to Consignment Base Rate Amounts and then to Consignment Fixed Rate Amounts.

          (e) At any time before the Gold Maturity Date, the Borrower may, at its election, purchase any or all Consigned Precious Metal from the Gold Agent in whole or in part, without penalty, provided that any full or partial repurchase of the outstanding amount of Consignment Fixed Rate Amounts of Consigned Precious Metal pursuant to this ss.5.4(e) may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Gold Agent prior written notice, no later than one-half hour prior to the Second London Fixing for Gold on any Business Day, of any proposed repurchase of Consigned Precious Metal specifying the amount of Consigned Precious Metal to be so repurchased and the proposed date of repurchase, which notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to repurchase such Consigned Precious Metal on the proposed date of repurchase. Each such repurchase of Consignment Base Rate Amounts shall be in a minimum amount of one hundred (100) troy ounces or an integral multiple of one hundred (100) in excess thereof, with accrued Consignment Fees and Gold Fronting Fees on the Consignment Base Rate Amounts so purchased being due on the earliest to occur of a Default or Event of Default and the first day of the calendar month following the calendar month in which such purchase is made, and each such purchase of Consignment Fixed Rate Amounts shall be in a minimum amount of five thousand (5,000) troy ounces or an integral multiple of one thousand (1000) troy ounces in excess thereof and shall be accompanied by a payment of all accrued but unpaid Consignment Fees and Gold Fronting Fees on the amount so purchased. Each such repurchase shall be at a price equal to, at the Borrower's option, (i) the Fair Market Value of Precious Metal two Business Days prior to the date of the Borrower's purchase of Consigned Precious Metal, or (ii) the Spot Value on the date of the Gold Agent's receipt of the written notice described above, and, prior to the occurrence of an Event of Default, shall be applied to effect a reduction of Consigned Precious Metal, for application first to Consignment Base Rate Amounts and then to Consignment Fixed Rate Amounts; provided, however, that, in lieu of paying in Dollars the Fair Market Value, or Spot Value, as the case may be, of such Consigned Precious Metal, the Borrower may, at its option, Redeliver to the Gold Agent Borrower's Precious Metal in an amount (measured in troy ounces) equal to the amount of Consigned Precious Metal being purchased.

          (f) All purchases of Consignment Fixed Rate Amounts prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Consignment Fixed Rate Amounts in accordance with ss.8.19 hereof.

     5.5. Conversion Options.

          (a) The Borrower may elect from time to time to have the Consignment Fee and the Gold Fronting Fee applicable to portions of Consigned Precious Metal outstanding calculated based upon either the Consignment Base Rate or Consignment Fixed Rate, provided that (i) with respect to any such conversion of Consigned Precious Metal, the Borrower shall give the Gold Agent prior written notice of such election no later than one-half hour prior to the Second London Fixing for Gold on any Business Day; and (ii) with respect to any such conversion of a Consignment Fixed Rate Amount into a Consignment Base Rate Amount or another Consignment Fixed Rate Amount, such conversion shall only be made on the last day of the Interest Period with respect thereto. All or any part of outstanding Consigned Precious Metal may be converted into a Consignment Fixed Rate Amount or Consignment Base Rate Amount as provided herein, provided that any partial conversion of Consignment Base Rate Amounts shall be for Precious Metal in a minimum amount at least equal to one hundred (100) troy ounces or an integral multiple of one hundred (100) in excess thereof and any partial conversion of Consignment Fixed Rate Amounts shall be for Precious Metal in an amount equal to five thousand (5,000) troy ounces or an integral multiple of one thousand (1000) in excess thereof. Each conversion request relating to the conversion of Consigned Precious Metal to a Consignment Fixed Rate Amount shall be irrevocable by the Borrower.

          (b) Prior to the occurrence and continuance of an Event of Default, Consigned Precious Metal may be continued as Consignment Fixed Rate Amounts upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.5.5(a); provided that no Consignment Fixed Rate Amounts may be continued as such when any Event of Default has occurred and is continuing, but shall be converted to a Consignment Base Rate Amounts on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default if the Gold Agent in its discretion elects not to permit such continuation. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Consignment Fixed Rate Amounts as such, then such Consignment Fixed Rate Amounts shall be automatically converted to a Consignment Base Rate Amounts on the last day of the first Interest Period relating thereto.

          (c) Any conversion to or from Consignment Fixed Rate Amounts shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Consignment Fixed Rate Amounts having the same Interest Period shall not be less than five thousand (5,000) troy ounces or a whole multiple of one thousand
     (1000) troy ounces in excess thereof.

     5.6. Repurchase at Maturity. The Borrower promises to (a) purchase from the Gold Agent all Consigned Precious Metal on the Gold Maturity Date, and there shall become absolutely due and payable on the Gold Maturity Date an amount in Dollars equal to the Spot Value as of the Gold Maturity Date of the outstanding amount of Consigned Precious Metal (measured in troy ounces), together with any and all accrued and unpaid Consignment Fees, Gold Fronting Fees and other amounts accrued thereon, or (b) Redeliver to the Gold Agent Precious Metal in an amount (measured in troy ounces) equal to all Consigned Precious Metal outstanding, together with payment of all other amounts owed under the Gold Facility.

     5.7. True Consignment. This Credit Agreement is intended to be a true consignment agreement, where, following a Consignment, the Gold Agent shall have title to the Consigned Precious Metal until sold by the Borrower. If, notwithstanding the foregoing sentence, it is determined for any reason that the consignment created hereby is one intended as security or that the consignment is a sale or return or other sale, the Consigned Precious Metal shall constitute Collateral under the terms of the Security Agreement, and the terms of the Security Agreement shall govern the Banks' security interest therein.

                     6. THE GOLD FACILITY - THE GOLD LOANS.

     6.1. Commitment to Lend.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Gold Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Gold Maturity Date upon notice given in accordance with ss.6.4, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Dollar amount of such Gold Bank's Gold Commitment minus such Gold Bank's Gold Commitment Percentage of the Fair Market Value of Consigned Precious Metal outstanding; provided that the aggregate amount of Gold Loans which the Borrower requests, when added to the principal amount of Gold Loans outstanding, shall not exceed the Dollar amount of the Total Gold Commitment minus the Fair Market Value of Consigned Precious Metal. Gold Loans shall be made pro rata in accordance with each Gold Bank's Gold Commitment Percentage. Each request for a Gold Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.14 and ss.15, in the case of the initial Gold Loan, if any, to be made on the Closing Date, and ss.15, in the case of all other Gold Loans, have been satisfied on the date of such request.

          (b) Notwithstanding anything herein contained to the contrary, the Borrower shall not be entitled to borrow any Gold Loans on any date on which the sum of the outstanding amount of Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations is less than the Total Revolver Commitment.

     6.2. The Gold Notes. The Gold Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit H hereto (each a "Gold Note"), dated as of the Closing Date and completed with appropriate insertions. One Gold Note shall be payable to the order of each Gold Bank in a principal amount equal to the Dollar amount of such Gold Bank's Gold Commitment or, if less, the outstanding amount of all Gold Loans made by such Gold Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Gold Bank to make or cause to be made, at or about the time of the Drawdown Date of any Gold Loans made by such Gold Bank or at the time of receipt of any payment of principal on such Gold Bank's Gold Note, an appropriate notation on such Gold Bank's Gold Note Record reflecting the making of such Gold Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Gold Loans set forth on such Gold Bank's Gold Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Gold Bank, but the failure to record, or any error in so recording, any such amount on such Gold Bank's Gold Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Gold Note to make payments of principal of or interest on any Gold Note when due.

     6.3. Interest on Gold Loans. Except as otherwise provided in ss.8.20, the Gold Loans shall bear interest in accordance with the provisions of ss.8.1 hereof.

     6.4. Requests for Gold Loans; Conversion Options. The Borrower shall request Gold Loans by providing to the Gold Agent Loan Requests for Gold Loans in accordance with the requirements of ss.8.3(a) hereof. The Gold Agent may, in its sole discretion and without conferring with the Gold Banks, make Gold Loans to the Borrower in accordance with the provisions of ss.8.3(b) hereof. The Borrower shall be permitted to convert Gold Loans to Gold Loans of different Types in accordance with the provisions of ss.8.4 hereof, and such provisions of ss.8.4 shall apply mutatis mutandis with respect to the Gold Loans so that the Borrower may have the same interest rate options with respect to the Gold Loans as they would be entitled to with respect to the Revolving Credit Loans and the Term Loan.

     6.5. Funds for Gold Loans. The provisions of ss.8.5 and ss.8.6 with respect to the funding procedures and Settlement procedures for the Loans shall apply to the Gold Loans.

     6.6. Repayment of Gold Loans at Maturity. The Borrower promises to pay on the Gold Maturity Date, and there shall become absolutely due and payable on the Gold Maturity Date, all of the Gold Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     6.7. Optional Repayments. The Borrower shall have the right, at its election, to repay Gold Loans in accordance with the provisions of ss.8.7 hereof.

                     7. CERTAIN COMMON PROVISIONS RELATING
                              TO THE GOLD FACILITY.

     7.1. Commitment Fee. The Borrower agrees to pay to the Gold Agent, for the accounts of the Gold Banks in accordance with their respective Gold Commitment Percentages, a commitment fee calculated at the rate of one-half of one percent (1/2%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Gold Maturity Date by which the Dollar amount of the Total Gold Commitment exceeds the sum of the Fair Market Value of Consigned Precious Metal plus the aggregate outstanding amount of Gold Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Gold Maturity Date or any earlier date on which the Gold Commitments and the Gold Fronting Commitment shall terminate.

     7.2. Reduction of Total Gold Commitment and Gold Fronting Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Gold Agent to reduce by

$500,000.00 or an integral multiple thereof or terminate entirely the Total Gold Commitment and the Gold Fronting Commitment, whereupon the Gold Commitments of the Gold Banks shall be reduced pro rata in accordance with their respective Gold Commitment Percentages of the amount specified in such notice or, as the case may be, terminated and the Gold Fronting Commitment shall be reduced by the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.7.2, the Gold Agent will notify the Gold Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall, at its option, (a) purchase from the Gold Agent all Consigned Precious Metal outstanding in excess of such reduced Total Gold Commitment by paying to the Gold Agent an amount equal to the Fair Market Value as of such date of the amount of such excess Consigned Precious Metal, together with the full amount of any Consignment Fee, Gold Fronting Fee and commitment fee then accrued on the amount of the reduction, or (b) Redeliver to the Gold Agent Borrower's Precious Metal in an amount (measured in troy ounces) equal to all Consigned Precious Metal outstanding in excess of such reduced Total Gold Commitment, together with the full amount of any Consignment Fee, Gold Fronting Fee and commitment fee then accrued on the amount of the reduction. No reduction or termination of the Gold Commitments and the Gold Fronting Commitment may be reinstated.

                         8. CERTAIN GENERAL PROVISIONS.

     8.1. Interest on Loans. Except as otherwise provided in ss.8.20,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Base Rate Applicable Margin.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the Eurodollar Applicable Margin.

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          8.2. Borrowing Base and Consignment Limitations. (a) The Banks shall have no obligation to make any Extension of Credit if, at any time the Outstanding Facility Amounts, after giving effect to such Extension of Credit, would exceed the Borrowing Base. The Borrowing Base shall be determined by the Agents by reference to the most recent Borrowing Base Report delivered on a timely basis to the Agents in accordance with ss.11.4(f).

            (b) The Gold Agent shall not have any obligation to make any Consignments if, at any time, the Fair Market Value of Consigned Precious Metal (after giving effect to all amounts requested) exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (i) Consigned Precious Metal plus (ii) Borrower's Precious Metal. The amounts of Consigned Precious Metal and of Borrower's Precious Metal shall be determined by the Agents by reference to the most recent Consigned Precious Metal Report delivered on a timely basis to the Agents in accordance with ss.11.4(f).

          8.3. Requests for Loans. (a) The Borrower shall give to the Applicable Agent written notice in the form of Exhibit I hereto (or telephonic notice confirmed in a writing in the form of Exhibit I hereto) of each Loan requested hereunder (a "Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) two
     (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan,
     (C) the Interest Period for such Loan, (D) the nature of such Loan as a Dollar Facility Loan or a Gold Loan, and (E) the Type of such Loan. Promptly upon receipt of any such notice, the Applicable Agent shall notify each of the Applicable Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Applicable Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $500,000.00 or an integral multiple thereof, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $500,000.00 or an integral multiple of $500,000.00 in excess thereof.

          (b) Notwithstanding the notice and minimum amount requirements set forth in ss.8.3(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Applicable Agent may, in its sole discretion and without conferring with the Applicable Banks, make Revolving Credit Loans or, as the case may be, Gold Loans, to the Borrower (i) by entry of credits to the Borrower's operating account(s) (No(s). 523-02282) (the "Operating Accounts") with the Dollar Agent to cover checks or other charges which the Borrower has drawn or made against such account, (ii) in payment of any amounts due and payable by the Borrower hereunder (the Borrower hereby consenting to the automatic making of such Loans by the Applicable Agent in payment of any such amounts, and the Applicable Agent hereby agreeing to give notice to the Borrower promptly after the making of any such Loans in payment of any such amounts), or (iii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Applicable Agent to make from time to time such Revolving Credit Loans or, as the case may be, Gold Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrower acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.ss.2.1 and 6.1 and the requirements that the applicable provisions of ss.ss.14 (in the case of Loans made on the Closing Date) and ss.15 be satisfied. All actions taken by either Agent pursuant to the provisions of this ss.8.3(b) shall be conclusive and binding on the Borrower absent such Agent's gross negligence or willful misconduct. Loans made pursuant to this ss.8.3(b) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Applicable Agent.

          8.4. Conversion Options.

          8.4.1. Conversion to Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (a) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrower shall give the Applicable Agent at least one
     (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Applicable Agent at least two (2) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (d) no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing. On the date on which such conversion is being made each Applicable Bank shall take such action, if any, as is necessary to transfer its Commitment Percentage or Gold Commitment Percentage, as the case may be, of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that (y) any partial conversion of any Loan to a Base Rate Loan shall be in an aggregate principal amount of $500,000.00 or an integral multiple thereof and (z) any partial conversion of any Loan to a Eurodollar Rate Loan shall be in an aggregate principal amount of $500,000.00 or a whole multiple of $500,000.00 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          8.4.2. Continuation of Type of Loan. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.8.4.1; provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default if the Applicable Agent in its discretion elects not to permit such continuation. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Applicable Agent shall notify the Applicable Banks promptly when any such automatic conversion contemplated by this ss.8.4 is scheduled to occur.

          8.4.3. Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000.00 or a whole multiple of $500,000.00 in excess thereof. At no time shall there be more than seven (7) Eurodollar Rate Loans outstanding. Notwithstanding anything contained herein to the contrary, until the earlier of (a) January 16, 1997 and (b) the date on which the FNBB and RIHT's share of the Total Commitment is not more than $20,000,000, Consignment Fixed Rate Amounts and Eurodollar Rate Loans shall not have Interest Periods longer than seven (7) days and all such Interest Periods shall be concurrent (and FNBB and RIHT hereby agree to provide the Borrower with Interest Periods with a duration of seven (7) days, with interest to be paid on the last day of each calendar month following the end of each such Interest Period).

     8.5. Funds for Loans.

          8.5.1. Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Applicable Banks will make available to the Applicable Agent, at its Head Office, in immediately available funds, the amount of such Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of the amount of the requested Loans. Upon receipt from each Applicable Bank of such amount, and upon receipt of the documents required by ss.ss.14 and 15 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Applicable Agent will make available to the Borrower the aggregate amount of such Loans made available to the Applicable Agent by the Applicable Banks. The failure or refusal of any Applicable Bank to make available to the Applicable Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage or Gold Commitment Percentage, as the case may be, of the requested Loans shall not relieve any other Applicable Bank from its several obligation hereunder to make available to the Applicable Agent the amount of such other Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of any requested Loans.

          8.5.2. Advances by Applicable Agent. The Applicable Agent may, unless notified to the contrary by any Applicable Bank prior to a Drawdown Date, assume that such Applicable Bank has made available to the Applicable Agent on such Drawdown Date the amount of such Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of the Loans to be made on such Drawdown Date, and the Applicable Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Applicable Bank makes available to the Applicable Agent such amount on a date after such Drawdown Date, such Applicable Bank shall pay to the Applicable Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Applicable Agent for federal funds acquired by the Applicable Agent during each day included in such period, times (ii) the amount of such Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of such Loans shall become immediately available to the Applicable Agent, and the denominator of which is 360. A statement of the Applicable Agent submitted to such Applicable Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Applicable Agent by such Applicable Bank. If the amount of such Applicable Bank's Commitment Percentage or Gold Commitment Percentage, as the case may be, of such Loans is not made available to the Applicable Agent by such Applicable Bank within three (3) Business Days following such Drawdown Date, the Applicable Agent shall be entitled to recover such amount from the Borrower promptly after demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     8.6. Settlements; Failure to Make Funds Available. (a) On each Settlement Date, the Applicable Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Applicable Banks and the Borrower of the respective outstanding amount of Loans made by the Applicable Agent on behalf of the Applicable Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to ss.8.3(a)(ii)) on such date pursuant to a Loan Request and (ii) to the Applicable Banks of the amount (a "Settlement Amount") that each

     Applicable Bank (the "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Applicable Agent submitted to the Applicable Banks and the Borrower or to the Applicable Banks with respect to any amounts owing under this ss.8.6 shall be prima facie evidence of the amount due and owing. The Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Applicable Agent in the amount of the Settlement Amount. All funds advanced by any Applicable Bank as a Settling Bank pursuant to this ss.8.6 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this ss.8.6 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Applicable Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Applicable Bank's share of the outstanding Revolving Credit Loans or, as the case may be, Gold Loans being equal, as nearly as may be, to such Dollar Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans, or as the case may be, such Gold Bank's Commitment Percentage of the outstanding amount of Gold Loans.

          (b) The Applicable Agent may, unless notified to the contrary by any Applicable Bank prior to a Settlement Date, assume that such Applicable Bank has made or will make available to the Applicable Agent on such Settlement Date the amount of such Applicable Bank's Settlement Amount, and the Applicable Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Applicable Bank makes available to the Applicable Agent such amount on a date after such Settlement Date, such Applicable Bank shall pay to the Applicable Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Applicable Agent for federal funds acquired by such Applicable Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to such Applicable Agent, and the denominator of which is 360. A statement of the Applicable Agent submitted to such Applicable Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Applicable Agent by such Applicable Bank. If such Applicable Bank's

     Settlement Amount is not made available to the Applicable Agent by such Applicable Bank within three (3) Business Days following such Settlement Date, the Applicable Agent shall be entitled to recover such amount from the Borrower promptly after demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans or, as the case may be, the Gold Loans as of such Settlement Date.

          (c) The failure or refusal of any Applicable Bank to make available to the Applicable Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Applicable Bank from its several obligations hereunder to make available to the Applicable Agent the amount of such other Applicable Bank's Settlement Amount and (ii) shall not impose upon such other Applicable Bank any liability with respect to such failure or refusal or otherwise increase the Commitment or, as the case may be, the Gold Commitment, of such other Applicable Bank.

     8.7. Optional Repayments of Loans. (a) The Borrower shall have the right, at its election, to repay the outstanding amount of any Loan, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.8.7 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 11:00 a.m., Boston time, at least two (2) Business Days prior written notice of any proposed prepayment pursuant to this ss.8.7 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this ss.8.7 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans, the nature of the Loan as a Revolving Credit Loan, the Term Loan or a Gold Loan and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Applicable Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Applicable Bank's Notes, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

          (b) Notwithstanding the notice and minimum amount requirements set forth in ss.8.7(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Applicable Agent may, in its sole discretion at the Borrower's request, apply amounts held in the FNBB Concentration Accounts in payment of any Loans made to the Borrower by such Applicable Agent pursuant to ss.8.3(b) hereof, subject to the procedures for Settlement set forth in ss.8.6.

     8.8. Repayments of Loans and Repurchases of Consigned Precious Metals Prior to Event of Default. (a) So long as the provisions ofss.8.9 are not applicable,
(i) all funds and cash proceeds in the form of money, checks and like items received in the FNBB Concentration Accounts as contemplated by ss.11.14 shall be credited, on the same Business Day on which the Dollar Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, to the Operating Accounts, (ii) all funds and cash proceeds in the form of a wire transfer received in the FNBB Concentration Accounts as contemplated by ss.11.14 shall be credited on the same Business Day as the Dollar Agent's receipt of such amounts (or up to such later date as the Dollar Agent determines that good collected funds have been received), to the Operating Accounts, and
(iii) all funds and cash proceeds in the form of an automated clearing house transfer received in the FNBB Concentration Accounts as contemplated by ss.11.14 shall be credited on the next Business Day following the Dollar Agent's receipt of such amounts (or up to such later date as the Dollar Agent determines that good collected funds have been received), to the Operating Accounts. For purposes of the foregoing provisions of this ss.8.8(a) the Dollar Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Dollar Agent before 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit or credit in respect of wire transfers shall be subject to reversal if final collection in good funds of the related item is not received by the Dollar Agent in accordance with the Dollar Agent's customary procedures and practices for collecting provisional or wire transfer items.

     (b) If at any time (i) the Outstanding Facility Amounts exceed the Borrowing Base, or (ii) the Fair Market Value of Consigned Precious Metal exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (A) Consigned Precious Metal plus (B) Borrower's Precious Metal, the Borrower shall immediately pay the amount of such excess to the Agents for the respective accounts of the Banks for application, so long as the provisions of ss.8.9 are not applicable, as follows:

          (i) first, to pay amounts then due and payable under the Dollar Facility and the Gold Facility;

          (ii) second, to reduce Gold Loans which are Base Rate Loans;

          (iii) third, to reduce Gold Loans which are Eurodollar Rate Loans;

          (iv) fourth, to reduce Revolving Credit Loans which are Base Rate
     Loans;

          (v) fifth, to reduce Revolving Credit Loans which are Eurodollar Rate Loans;

          (vi) sixth, to the Borrower's Operating Accounts.

     All prepayments of the Loans pursuant to this ss.8.8(b) shall be allocated among the Banks making such Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, all prepayments of the Loans shall be applied in accordance with this ss.8.8(b), first to outstanding Loans of the Applicable Agent.

     8.9. Repayments of Loans and Repurchases of Consigned Precious Metals and Distribution of Collateral Proceeds After Event of Default. If any Event of Default shall have occurred and be continuing, the Agents may and, upon the request of the Majority Banks, shall, apply and distribute any amounts held by the Agents or the Collateral Agent in any accounts (including without limitation the Borrower's Operating Accounts and the FNBB Concentration Accounts) or any other amounts otherwise received by the Collateral Agent, either Agent or any Bank, whether pursuant to ss.5.4(d), ss.11.14 or ss.16.4 or otherwise with respect to the realization upon any of the Collateral, as follows (the Borrower hereby authorizing and consenting to such application):

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents and the Collateral Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents and the Collateral Agent in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent, for the benefit of the Agents and the Banks, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents and the Collateral Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents and the Collateral Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Agents' fees payable pursuant to ss.8.11 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, with the value of the Gold Banks' claims in respect of Consigned Precious Metal equal to the Gold Loans made pursuant to ss.5.4 (and solely for purposes of so determining the pro rata portion of each Gold Bank's claim in respect of Consigned Precious Metal following an Event of Default described in ss.ss.16.1(g) or (h), the amount of the Obligations owed to the Gold Banks shall be an amount equal to the Effective Date Value, as such term is defined in the Confirmation of Swap Agreement); and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     8.10. Closing Fee. The Borrower agrees to pay to the Dollar Agent a closing fee according to the terms of a separate fee letter entered into on or prior to the Closing Date (the "Fee Letter") among the Borrower and the Agents.

     8.11. Agents' Fee. The Borrower agrees to pay to the Agents, for each Agent's own account, an Agents' fee according to the terms of the Fee Letter.

     8.12. Funds for Payments.

          8.12.1. Payments to Agents. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents with respect to the Dollar Facility shall be made to the Dollar Agent, for the respective accounts of the Dollar Banks and the Dollar Agent, at the Dollar Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Dollar Agent may from time to time designate, in each case in immediately available funds in Dollars. Each Redelivery and all payments of principal, interest, commitment fees, Consignment Fees, Gold Fronting Fees, Consignment Premiums, and any other amounts due hereunder or under any of the other Loan Documents with respect to the Gold Facility shall be made to the Gold Agent, for the respective accounts of the Gold Banks and the Gold Agent, at the Gold Agent's Head Office or at such other location as the Gold Agent may from time to time designate, in each case in immediately available funds in Dollars or, as applicable, troy ounces.

          8.12.2. No Offset, etc. (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made (except as otherwise expressly provided in this ss.8.12.2) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (but excluding (i) any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or qualified to do business or the jurisdiction in which the principal office or applicable lending office of such Bank or Agent is located or any subdivision thereof or therein and (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Bank or Agent pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank or Agent is located or any subdivision thereof or therein) unless the Borrower is compelled by law to make such deduction or withholding (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any such Tax is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agents, for the account of the Banks or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agents to receive the same net amount which the Banks or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          8.12.3. Withholding Forms. Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank") agrees that it will deliver to each of the Borrower and the Agents, within ten (10) days after the Closing Date, or, in the case of any Non-U.S. Bank that becomes a Bank pursuant to an Assignment and Acceptance, on the date of such Assignment and Acceptance, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form) certifying that such Non-U.S. Bank is entitled to receive all payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agents two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agents, in each case certifying that such Non-U.S. Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower and the Agents that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          8.12.4. Exclusions. The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States federal withholding tax pursuant to ss.8.12.2 above to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Bank became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause
     (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of ss.8.12.3 above. Each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its Domestic Lending Office or Eurodollar Lending Office to avoid or to minimize any amounts otherwise payable under ss.8.12.2 hereof solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

     8.13. Computations. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees, Consignment Fees, Gold Fronting Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans and Consignment Fixed Rate Amounts, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest shall accrue thereon during such extension. The outstanding amount of the Loans and Consigned Precious Metal as reflected on the Revolving Credit Note Records, the Term Note Records, the Gold Note Records and the other records maintained by the Agents and each Bank from time to time shall be considered correct and binding on the Borrower in the absence of demonstrable error.

     8.14. Inability to Determine Eurodollar Rate or Consignment Fixed Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan or Consignment Fixed Rate Amount, the Dollar Agent, in the case of Dollar Facility Loans, or the Gold Agent, in the case of Gold Loans or Consignments, shall determine in good faith that adequate and reasonable methods do not exist for ascertaining (a) the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate or the Contango Rate that would otherwise determine the rate of interest to be applicable to any Consignment Fixed Rate Amount during any Interest Period, such Agent shall forthwith give notice of such determination and the basis therefor (which shall be conclusive and binding on the Borrower and the Applicable Banks) to the Borrower and the Applicable Banks. In such event (x) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans or Consignment Request with respect to Consignment Fixed Rate Amounts shall be automatically withdrawn and, shall be deemed a request for Base Rate Loans or Consignment Base Rate Amounts, as applicable, (y) each Eurodollar Rate Loan or Consignment Fixed Rate Amount, as applicable, will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan or Consignment Base Rate Amount, as applicable and (z) the obligations of the Applicable Banks to make Eurodollar Rate Loans or Consignment Fixed Rate Amounts shall be suspended until such Applicable Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon such Applicable Agent shall so notify the Borrower and the Applicable Banks.

     8.15. Illegality of Eurodollar Rate Loans or Consignment Fixed Rate
Amounts.

          (a) Notwithstanding any other provisions herein, if any change in any present law, regulation, treaty or directive or any future law, regulation, treaty or directive or any change in the interpretation or application of any thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the

     Borrower and the other Applicable Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Applicable Agent, for the account of such Bank, within ten (10) days of demand by such Bank, any additional amounts necessary to compensate such Bank for any reasonable costs incurred by such Bank in making any conversion in accordance with this ss.8.15, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

          (b) Notwithstanding any other provisions herein, if any change in any present law, regulation, treaty or directive or any future law, regulation, treaty or directive or any change in the interpretation or application of any thereof shall make it unlawful for any Gold Bank to make or maintain Consignment Fixed Rate Amounts, such Gold Bank shall forthwith give notice of such circumstances to the Borrower and the other Gold Banks and thereupon (i) the commitment of such Gold Bank to make Consignment Fixed Rate Amounts or convert Consigned Precious Metal into Consignment Fixed Rate Amounts shall forthwith be suspended, and (ii) such Gold Bank's Consigned Precious Metal then outstanding as Consignment Fixed Rate Amounts, if any, shall be converted automatically to Consignment Base Rate Amounts on the last day of each Interest Period applicable to such Consignment Fixed Rate Amounts or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Gold Agent, for the account of such Gold Bank, within ten (10) days of demand by such Gold Bank, any additional amounts necessary to compensate such Gold Bank for any reasonable costs incurred by such Gold Bank in making any conversion in accordance with this ss.8.15, including any interest or fees payable by such Gold Bank to lenders of funds obtained by it in order to make or maintain its Consignment Fixed Rate Amounts hereunder.

     8.16. Additional Costs, etc. If any changes in applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or either Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or either Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment, Gold Commitment, the Consignments or the Loans (other than taxes based upon or measured by the income or profits of such Bank or such Agent and other taxes specifically excluded from ss.8.12.2 hereof), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits and other taxes specifically excluded from ss.8.12.2 hereof) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or either Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

          (d) impose on any Bank or either Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, the Consignments, such Bank's Commitment or Gold Commitment, or any class of loans, letters of credit or commitments of which any of the Loans, Consignments or such Bank's Commitment or Gold Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, any Consignment or such Bank's Commitment or Gold Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or either Agent hereunder on account of such Bank's Commitment, Gold Commitment, any Letter of Credit, any Consignment or any of the Loans, or

               (iii) to require such Bank or either Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or either Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days after demand made by such Bank or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or such Agent such additional amounts as will be sufficient to compensate such Bank or such Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

     8.17. Capital Adequacy. If after the date hereof any Bank or either Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or such Agent or any corporation controlling such Bank or such Agent with any such newly adopted or change in any applicable law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or such Agent's commitment with respect to any Loans or any Consignments to a level below that which such Bank or such Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) such Agent to be material, then such Bank or such Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the amount of Consignment Fees or Gold Fronting Fees, as applicable, the Borrower agrees to pay such Bank or (as the case may be) such Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) such Agent of a certificate in accordance with ss.8.18 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     8.18. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.8.16 or 8.17 and an explanation of such amounts which are due, submitted by any Bank or either Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. Such certificate shall include a written confirmation that all increases in costs for which reimbursement is sought shall have been allocated equitably among all similarly situated customers of such Bank or Agent. The Borrower will not be required to compensate any Bank or Agent for any amounts pursuant to ss.ss.8.16 or 8.17 incurred by such Bank or Agent more than ninety (90) days prior to such Bank's or Agent's request therefore given to the Borrower. The Borrower agrees to pay such Bank or either Agent the amount shown as due on such certificate within fifteen (15) days after receipt by the Borrower thereof. The Banks and the Agents agree to act in a commercially reasonable manner in order, to the extent reasonably possible, to minimize or avoid incurrence of additional costs under ss.ss.8.16 or 8.17.

          8.19. Indemnity. (a) The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur by reason of the liquidation or re-employment of deposits or other funds obtained by it in order to maintain any Eurodollar Rate Loans as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower have given (or are deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to ss.3.5), Conversion Request or Consignment Conversion Request relating thereto in accordance with ss.ss.2.6, 3.5, 5.5, 5.4, 8.3 or 8.4 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, the amount of such losses, costs and expenses payable to any such Bank being determined in the following manner:

               (i) First, such Bank shall determine the amount by which (A) the total amount of interest which would have otherwise accrued hereunder on each Eurodollar Rate Loan so paid or not paid, borrowed or, as the case may be, converted, during the period beginning on the date of such payment or failure to pay, borrow or convert and ending on the last day of the Interest Period relating to such Eurodollar Rate Loan (the "Reemployment Period"), with such interest to be calculated on the basis of the Eurodollar Rate applicable to such Interest Period (not including the Eurodollar Applicable Margin), exceeds (B) the total amount of interest which would accrue and become payable to such Bank, during the Reemployment Period, if such Bank were to reemploy, at or about the time of such payment or failure to pay, borrow or convert, the principal so paid by lending to a prime bank in the eurodollar interbank market selected by such Bank in its sole discretion, deposits of Dollars in an amount equal (as nearly as may be) to the amount of principal so paid or not paid, borrowed or converted for a number of days comparable to the Reemployment Period. Each such amount is hereafter referred to as an "Installment Amount";

               (ii) Second, each Installment Amount shall be treated as payable on the last day of the Interest Period relating to such

          Eurodollar Rate Loan had such Eurodollar Rate Loan not been prepaid or such failure to repay, borrow or convert such Eurodollar Rate Loan not occurred; and

               (iii) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the eurodollar deposit designated as aforesaid by such Bank.

          (b) The Borrower agrees to indemnify the Gold Agent and each Gold Bank and to hold the Gold Agent and each Gold Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that the Gold Agent or such Gold Bank may sustain or incur by reason of the liquidation or re-employment of deposits or other funds obtained by it in order to maintain any Consignment Fixed Rate Amount or Consignment Participation in a Consignment Fixed Rate Amount as a consequence of (i) default by the Borrower in making a purchase or Redelivery in respect of any Consignment Fixed Rate Amount or in making any payment of Consignment Fees or Gold Fronting Fees on any Consignment Fixed Rate Amount as and when due and payable, including any such loss or expense arising from interest or fees payable by the Gold Agent or such Gold Bank to lenders of funds obtained by it in order to maintain its Consignments or Consignment Participations,
     (ii) default by the Borrower in making a Consignment as a Consignment Fixed Rate Amount, or a conversion to a Consignment Fixed Rate Amount after the Borrower has given (or is deemed to have given) a Consignment Request or a conversion request relating thereto in accordance with ss.5.3 or ss.5.5 or
     (iii) the making of any payment of a Consignment Fixed Rate Amount or the making of any conversion of any such Consignment Fixed Rate Amount to a Consignment Base Rate Amount on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Gold Agent or such Gold Bank to lenders of funds obtained by it in order to maintain any such Consignments.

     8.20. Interest After Default. During the continuance of an Event of Default under ss.ss.16.1(a) or (b) hereof (a) the principal of the Loans, whether or not due, the Fair Market Value of Consigned Precious Metal, whether or not due to be purchased or Redelivered by the Borrower in accordance with the requirements of ss.5.4, and (to the extent permitted by applicable law) interest on the Loans and Consignment Fees and Gold Fronting Fees shall bear interest, compounded monthly and payable on demand, at a rate per annum equal to two percent (2%) above the rate of interest or, as the case may be, Consignment Fees or Gold Fronting Fees otherwise applicable thereto pursuant to ss.8.1 or, as the case may be, ss.5.2 until such amounts shall be paid in full (after as well as before judgment), and (b) all other amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to two percent (2%) above the Base Rate until such amounts shall be paid in full (after as well as before judgment).

     8.21. Performance Adjustments. Based upon, and following receipt by the Banks of (a) beginning with the Borrower's financial statements as hereafter described for the fiscal quarter of the Borrower ending on or about February 28, 1998, (i) with respect to the first three fiscal quarters of each fiscal year, the Borrower's quarterly unaudited consolidated financial statements pursuant to ss.11.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrower's annual audited consolidated financial statements pursuant to ss.11.4(a), and (b) a certificate of the chief financial officer of the Borrower setting forth calculations of the financial information set forth below, the Base Rate Applicable Margin and the Eurodollar Applicable Margin shall be subject to possible adjustment in accordance with the provisions of this paragraph (each such adjustment, a "Performance Adjustment"). Performance Adjustments shall be effective (the date of the effectiveness of any Performance Adjustment, a "Performance Adjustment Date") with respect to adjustments to the Base Rate Applicable Margin and the Eurodollar Applicable Margin, three (3) Business Days following receipt by the Agents of the relevant quarterly unaudited or annual audited financial statements and the certificate of the chief financial officer of the Borrower, each as described above. The Eurodollar Applicable Margin and the Base Rate Applicable Margin with respect to any period following any Performance Adjustment Date until the next succeeding Performance Adjustment Date shall be as set forth in the table below on the line furthest down in such table with respect to which, for the period of four consecutive fiscal quarters most recently ended prior to such possible Performance Adjustment Date, both (A) the Borrower's ratio of (1) Consolidated Total Funded Debt for such period to (2) Consolidated EBITDA for such period shall be within the range set forth on such line in such table, and (B) the Borrower's ratio of
(1) Consolidated EBITDA for such period to (2) Consolidated Total Interest Expense for such period shall be within the range set forth on such line in such table:

----------------------------------------------------------------------------------------------------------------
                                                                                 Base Rate
                      Ratio of           Eurodollar                              Applicable
     Ratio of          EBITDA         Applicable Margin      Eurodollar          Margin for         Base Rate
   Total Funded       to Total          for Revolving        Applicable       Revolving Credit      Applicable
     Debt to          Interest        Credit Loans and       Margin for          Loans and          Margin for
     EBITDA            Expense           Gold Loans           Term Loan          Gold Loans         Term Loan
     ------            -------           ----------           ---------          ----------         ---------
----------------------------------------------------------------------------------------------------------------
     greater          less than            3.00%                3.50%              1.25%              1.75%
     than or          or equal
     equal to            to
     4.25:1.0         1.75:1.0
----------------------------------------------------------------------------------------------------------------

                                      -70-


----------------------------------------------------------------------------------------------------------------
     greater           greater             2.75%                3.25%              1.00%              1.50%
     than or            than
     equal to         1.75:1.0
     4.0:1.0          but less
     but less          than or
       than           equal to
     4.25:1.0          2.0:1.0
----------------------------------------------------------------------------------------------------------------
     less              greater             2.50%                3.00%              0.75%              1.25%
     than              than
     4.0:1.0           2.0:1.0
----------------------------------------------------------------------------------------------------------------

     8.22. Replacement of Banks. If any Bank becomes a Delinquent Bank, if any Bank delivers a certificate pursuant to ss.8.18, if any Bank requires the Borrower to pay any additional amounts to it pursuant to ss.8.12.2, or if any Bank fails to consent to a waiver or amendment which requires the consent of all of the Banks (hereinafter such Bank shall be referred to as a "Replaced Bank"), then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Agents and such Replaced Bank, designate a replacement lender (a "Replacement Bank") for such Replaced Bank, which Replacement Bank shall be reasonably acceptable to the Agents. Such Replaced Bank shall thereafter assign, subject to its receipt (unless a later date for the remittance thereof shall be agreed to by the Replaced Bank) of all amounts owed to such Replaced Bank hereunder, all (but not less than all) of its rights and obligations hereunder pursuant to an Assignment and Acceptance and pursuant to the terms of ss.22 hereof. Upon the effectiveness of such Assignment and Acceptance, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall be released from its obligations hereunder, in each case to the extent provided in ss.22.1 hereof.

                     9. COLLATERAL SECURITY AND GUARANTIES.

     9.1 Security of Borrower and Capital Stock of the Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower (including, without limitation, in all shares of capital stock of the Borrower's Subsidiaries owned by the Borrower other than the Mexican Subsidiary and in 66-2/3% of the shares of the capital stock of the Mexican Subsidiary), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

     9.2. Guaranties and Security of Subsidiaries. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's Subsidiaries (other than the Mexican Subsidiary) under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Subsidiary (including, without limitation, all shares of capital stock of each such Subsidiary's Subsidiaries, if any, owned by such Subsidiary), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

                      10. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks and the Agents as follows:

     10.1. Corporate Authority.

          10.1.1. Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

          10.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, except to the extent the same would not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole and (iv) do not conflict with any provision of the corporate charter or bylaws of, or, except to the extent the same would not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

          10.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. To the actual knowledge of the Borrower, the execution and delivery of each of the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     10.2. Governmental Approvals. The execution, delivery and performance by the Borrower or any of its Subsidiaries of this Credit Agreement and the other Loan Documents and Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or those to be made when and as required in the ordinary course of business and not affecting the validity of the Borrower's or any such Subsidiary's obligations under the Loan Documents.

     10.3. Title to Properties; Leases. Except as indicated on Schedule 10.3 hereto, as of the Closing Date the Borrower and its Subsidiaries own all of the assets reflected in the pro-forma consolidated balance sheet of the Borrower and its Subsidiaries as at the Closing Date, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     10.4 Financial Statements and Projections.

          10.4.1. Financial Statements. There has been furnished to each of the Banks (a) balance sheets of the CJC Business and L.G. Balfour Company, Inc. as at the Balance Sheet Date, the statements of income (loss) of the CJC Business and the statements of operations of L.G. Balfour Company, Inc. for, in the case of the CJC Business, the fiscal year then ended, and in the case of L.G. Balfour Company, Inc., the six-month period then ended, certified by Arthur Andersen LLP, (b) balance sheets of the CJC Business and L.G. Balfour Company, Inc. as at their respective fiscal year end dates for the last three fiscal years prior to the Closing Date, the statements of income (loss) of the CJC Business and the statements of operations of L.G. Balfour Company, Inc. for the respective fiscal years then ended, certified by Arthur Andersen LLP, and (c) an unaudited pro-forma combined balance sheet of the Borrower and its Subsidiaries as at August 31, 1996 after giving effect to the transactions contemplated hereby and the Acquisitions. Such balance sheets, statements of income (loss) and statements of operations have been prepared in accordance with generally accepted accounting principles in all material respects and fairly present in all material respects the financial condition of the CJC Business or, as applicable, L.G. Balfour Company, Inc., as at the close of business on the date thereof and the results of operations for the applicable fiscal period then ended. There are no contingent liabilities of the businesses of the CJC Business or, as applicable, L.G. Balfour Company, Inc., acquired pursuant to the Acquisitions, as of such date involving material amounts, known to the officers of the Borrower as of the Closing Date, which were not disclosed in such balance sheets and the notes related thereto or in the reports of Arthur Andersen LLP.

          10.42. Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1997 to 2002 fiscal years have been delivered to each Bank. As of the Closing Date, the projections are based upon reasonable estimates of the Borrower of the results of operations and other information projected therein, it being recognized that such projections do not constitute a warranty as to the future performance of the Borrower or its Subsidiaries, and that actual results may vary from projected results.

     10.5. No Material Changes, etc.; Solvency.

          10.5.1. No Material Changes, etc. From the Balance Sheet Date until the Closing Date, there has occurred no materially adverse change in the financial condition or business of the Sellers acquired by the Borrower pursuant to the Acquisitions to the extent reflected in the consolidated balance sheet of the CJC Business or, as applicable, L.G. Balfour Company, Inc., as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the CJC Sellers or, as applicable, the Balfour Sellers. Since the Closing Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the pro-forma combined balance sheet of the Borrower and its Subsidiaries as at August 31, 1996 assuming on a pro forma basis completion of the transactions contemplated hereby and in connection with the Acquisitions, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distribution except as permitted pursuant to ss.12.4 hereof.

               10.5.2. Solvency. Both before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents, the Borrower and its Subsidiaries on a consolidated basis are Solvent. As used herein, "Solvent" shall mean that the Borrower and its Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

     10.6. Franchises, Patents, Copyrights, etc. Except as set forth on Schedule
10.6 hereof, each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict as of the Closing Date with any rights of others.

     10.7. Litigation. Except as set forth in Schedule 10.7 hereto, as of the Closing Date there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that are reasonably likely to be adversely determined and that, if adversely determined, could, either in any case or in the aggregate, reasonably be expected to materially adversely affect the financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or which question the validity of this Credit Agreement or any of the other Loan Documents or any of the Acquisition Documents.

     10.8. No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     10.9. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

     10.10. Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and sales and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, and (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     10.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     10.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     10.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, the Borrower has not signed or become a party to any financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     10.14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses except for Permitted Liens and except for offsets or defenses of customers of the Borrower or any of its Subsidiaries arising in the ordinary course of business, which offsets and defenses could not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower or a Subsidiary of the Borrower party to the Security Agreement is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     10.15. Certain Transactions. Except for (a) arm's length transactions pursuant to which one of the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, (b) payment of the CH Management Fee to the extent permitted by ss.12.4 and ss.12.12 hereof, (c) transactions with Oakley Insurance Group regarding the Borrower's insurance policies and coverage upon terms not materially less favorable to the Borrower or such Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than Oakley Insurance Group, (d) transactions among the Borrower and its Subsidiaries, (e) any Permitted Employee Stock Repurchases, (f) any Permitted Common Stock Repurchase, (g) any Permitted Preferred Stock Replacement, and (h) transactions constituting Investments permitted by ss.ss.12.3(h) or (o) hereof, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     10.16. Employee Benefit Plans.

          10.16.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. Borrower has heretofore delivered to the Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          10.16.2. Terminability of Welfare Plans. Except as set forth on
     Schedule 10.16, no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. Except as set forth on Schedule 10.16, the Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

          10.16.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not occurred any ERISA Reportable Event (other than an Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation) and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.00.

          10.16.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

     10.17. Regulations U and X. The proceeds of the Loans and the Consignments shall be used to finance the Acquisitions and for operating expenses, payment of CH Management Fees, Capital Expenditures, payments in respect of Indebtedness and for other working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan or proceeds from any Consignment is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     10.18. Environmental Compliance. To the best knowledge of the Borrower and its Subsidiaries, based upon reasonable inquiries to the Sellers and based upon Phase I environmental site assessments conducted by the Borrower on its Austin, Texas and Louisville, Kentucky facilities and the review of the 1994 site assessment conducted by L.G. Balfour Company, Inc. with respect to the North Attleboro, Massachusetts facilities (collectively, the "Environmental Reports"):

          (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would reasonably be expected to have a material adverse effect on the environment or the business or financial condition of the Borrower and its Subsidiaries taken as a whole;

          (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") have been generated, transported or disposed at any site where a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, in any case except to the extent that the foregoing would not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole;

          (c) except as set forth on Schedule 10.18 attached hereto and except to the extent not reasonably expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle used to store Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;
     (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) None of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth and contemplated in the Loan Documents or the Acquisition Documents, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

     10.19. Subsidiaries, etc. Except as set forth on Schedule 10.19 hereto, the Borrower has no Subsidiaries. Except as set forth on Schedule 10.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

     10.20. Bank Accounts. Schedule 10.20 (as such may be amended from time to time in accordance with ss.12.10 hereof) sets forth the account numbers and location of all bank accounts of each of the Borrower and its Subsidiaries.

     10.21. Acquisition Documents. The Borrower has heretofore furnished to the Agents true, complete and correct copies of the Acquisition Documents (including schedules, exhibits and annexes thereto). Except as set forth on Schedule 10.6 hereto, the Acquisition Documents have not subsequently been amended, supplemented, or modified and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. The representations and warranties of the Borrower contained in the Acquisition Documents were true and correct in all material respects when made or deemed to be made except as would not have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, and the Agents may rely on such representations and warranties as if they were incorporated herein on the Closing Date. The requirements of ss.14.20 have been satisfied as of the Closing Date.

                   11. AFFIRMATIVE COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans or Consignments or the Dollar Agent has any obligation to issue, extend or renew any Letters of Credit:

     11.1. Punctual Payment. The Borrower will duly and punctually pay, purchase or Redeliver, or cause to be paid, purchased or Redelivered, the principal and interest on the Loans, all Consigned Precious Metal, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Consignment Fees, the Gold Fronting Fees, the Consignment Premiums, the Agents' fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     11.2. Maintenance of Office. The Borrower will maintain its chief executive office in Austin, Texas, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agents, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     11.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves in accordance with generally accepted accounting principles.

     11.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified by Arthur Andersen LLP or by other independent certified public accountants satisfactory to the Agents, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, nothing shall have come to their attention indicating that any Default or Event of Default shall exist, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than (i) with respect to the first two fiscal quarters of the Borrower ending after the Closing Date, fifty (50) days after the end of each such two fiscal quarters of the Borrower and (ii) with respect to any other fiscal quarters of the Borrower, forty-five (45) days after the end of each such fiscal quarter of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event not later than (i) with respect to the first three months ending after the Closing Date, forty (40) days after the end of each such three months and (ii) with respect to any other month in each fiscal year, thirty (30) days after the end of each such month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarterly and year-end adjustments);

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit J hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.13 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

          (f) within (i) during the period through June 30, 1997, thirty (30) days after the end of each calendar month, and (ii) during the period after June 30, 1997, fifteen (15) days after the end of each calendar month, or at such earlier time as the Agents may reasonably request, (A) a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agents, and (B) a Consigned Precious Metal Report setting forth (1) the amount of Consigned Precious Metal and Borrower's Precious Metal as of the end of such calendar month or other date so requested by the Agents, and (2) a calculation of the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (y) Borrower's Precious Metal plus (z) Consigned Precious Metal as of the end of such calendar month or other date so requested by the Agents, in each case together with supporting schedules and documentation, with each such Borrowing Base Report and Consigned Precious Metal Report to be accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained therein is true and accurate in all material respects;

          (g) within thirty (30) days after the end of each calendar month, an Accounts Receivable aging report;

          (h) on or prior to September 30 of each calendar year, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in ss.10.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this ss.11.4(h);

          (i) (i) prior to the opening by the Borrower of any location at which Eligible Inventory or Consigned Precious Metal is to be located, a supplement to Schedule 2 hereto in the form of Exhibit K hereto, listing any additions or deletions to the list of Borrower Permitted Inventory Locations, which supplement, together with Schedule 2 hereto and any prior supplements, shall be deemed to constitute Schedule 2 for all purposes of this Credit Agreement, and (ii) as soon as practicable, but in any event not later than ten (10) days after the end of each fiscal quarter of the Borrower, a supplemental listing of any additions or deletions to the list of sales representative locations at which any inventory is to be located, which supplemental listings, together with the list of Sales Representative Inventory Locations disclosed in writing to the Agents on the Closing Date and any prior such supplemental listings, shall be deemed to constitute the list of Sales Representative Inventory Locations for all purposes of this Credit Agreement;

          (j) from time to time such other financial data and information (including accountants' management letters) as either Agent or any Bank may reasonably request.

     11.5 Notices.

          11.5.1. Defaults. The Borrower will, promptly after obtaining actual knowledge thereof, notify each of the Agents and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or under the Subordinated Notes, the Borrower shall, promptly after obtaining actual knowledge thereof, give written notice thereof to each of the Agents and each of the Banks, describing the notice or action and the nature of the claimed default.

          11.5.2. Environmental Events. The Borrower will give notice to each of the Agents and each of the Banks promptly and in any event within ten (10) days of (a) the receipt of any written notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) its becoming aware thereof, of any written inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the business or financial condition of the Borrower and its Subsidiaries taken as a whole, or the Collateral Agent's mortgages, deeds of trust or security interests in any material Collateral covered by the Security Documents.

          11.5.3. Notification of Claim against Collateral. The Borrower will, promptly and in any event within five (5) Business Days following its becoming aware thereof, notify each of the Collateral Agent, the Agents and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's rights with respect to the Collateral, are subject to the extent that any such setoff, claims, withholdings or other defenses could reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of $250,000. The Borrower will, immediately upon receiving notice thereof, notify each of the Collateral Agent, the Agents and each of the Banks in writing of any proposed sale or transfer of any Borrower Permitted Inventory Location by the owner thereof.

          11.5.4. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Banks, in writing, in form and detail satisfactory to the Agents, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.00.

     11.6. Corporate Existence; Maintenance of Properties.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company.

          (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries necessary in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them; provided that nothing in this ss.11.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

     11.7. Insurance.

          (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

          (b) Contemporaneously with the execution of this Credit Agreement, and within fifteen (15) days of any date when any additional or replacement insurance coverage is obtained, the Borrower will, and will cause each of its Subsidiaries to, deliver to the Agents true copies of certificates of insurance with respect to such additional insurance or replacement policies and, upon request and to the extent not previously delivered to the Agents, copies of the original insurance policies evidencing such additional or replacement insurance, which certificates and policies (i) in the case of property and casualty policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Collateral Agent, the Agents and the Banks, as a mortgagee, loss payee and additional insured, as their interests may appear, with the proceeds in respect of any such property and casualty policies being payable to the Collateral Agent or, as the case may be, the Borrower or a Subsidiary of the Borrower, in accordance with the provisions of the Security Agreement and the Mortgages, and (ii) in the case of liability policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Collateral Agent, the Agents and the Banks, as an additional insured, with each such policy providing that such insurance shall not be cancelled or amended without thirty (30) days prior written notice to the Collateral Agent, if applicable, and each of the Agents.

     11.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property and that if unpaid could reasonably be expected to result in a material adverse effect upon the business or financial condition of the Borrower and its Subsidiaries taken as a whole; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of each of the Borrower will pay all such taxes, assessments, charges, levies or claims within three (3) Business Days following the commencement of proceedings to foreclose any lien that may have attached as security therefor unless such proceeding shall have been stayed by appropriate proceedings within such three (3) Business Day period and such stay shall remain in effect.

     11.9. Inspection of Properties and Books, etc.

          11.9.1 General. The Borrower shall permit the Banks, through the Agents or, upon reasonable notice thereof given by any of the Banks, through any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower or any of its Subsidiaries (and to make copies thereof and extracts therefrom), other than materials protected by the attorney-client privilege and materials which the Borrower or any of its Subsidiaries may not disclose without violation of a written confidentiality obligation binding upon it, to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications of the components of the Borrowing Base, the other assets of the Borrower or any of its Subsidiaries and all systems and procedures of the Borrower or any of its Subsidiaries, including those relating to cash management and those relating to gold tracking and valuation, all at such reasonable times and intervals as either of the Agents or any Bank may reasonably request, provided that prior to the occurrence and continuance of an Event of Default, the Borrower shall not be required to permit more than four (4) such visits and inspections provided for in this ss.11.9.1.

          11.9.2. Collateral Reports. No more frequently than three times each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents a report of an independent collateral auditor or appraiser satisfactory to the Agents (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and inventory components included in the Borrowing Base and the amounts of Borrower's Precious Metal and Consigned Precious Metal held by the Borrower, which report shall indicate (a) whether or not the information set forth in the Borrowing Base Report and the Consigned Precious Metal Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable and inventory (including verification as to the value, location and respective types) or (b) in the case of an appraisal report by a collateral appraiser (which appraisal reports of the type described in this clause (b) only shall be required solely after the occurrence and during the continuance of an Event of Default) shall state the then current fair market value, orderly liquidation and forced liquidation values of all or any portion of the Accounts Receivable and inventory owned by the Borrower and its Subsidiaries and of the Borrower's Precious Metal and Consigned Precious Metal. All such collateral reports shall be conducted and made at the expense of the Borrower.

          11.9.3. Appraisals. If an Event of Default shall have occurred and be continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents appraisal reports in form and substance and from appraisers reasonably satisfactory to the Agents, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

          11.9.4. Communications with Accountants. The Borrower authorizes the Agents and, if accompanied by the Agents, the Banks, upon notice to the Borrower (and giving the Borrower the opportunity to participate therein), to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agents and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries. At the request of the Agents, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.11.9.4

          11.9.5. Environmental Assessments. Whether or not an Event of Default shall have occurred (but prior to the occurrence and continuance of an Event of Default only at the expense of the Collateral Agent and the Banks), the Collateral Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Collateral Agent to evaluate or confirm (i) whether there has been a release of any Hazardous Materials at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent reasonably deems appropriate. All such environmental assessments shall be at the expense of the Borrower (except as otherwise provided in the first sentence of this paragraph).

     11.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, and (d) all applicable decrees, orders, and judgments, except for any failure to so comply with any of the matters described in the foregoing clauses
(a), (c) and (d) which is not reasonably expected to result in a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents or any of the Acquisition Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Banks with evidence thereof if the failure to obtain such authorization, consent, approval, permit or license could reasonably be expected to have a material adverse effect upon the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     11.11. Employee Benefit Plans. The Borrower will (a) promptly upon request of the Agents, furnish to the Agents a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

     11.12. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Consignments solely for financing the Acquisitions and for operating expenses, payment of the CH Management Fees, Capital Expenditures, payments in respect of Indebtedness and for other working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

     11.13. Additional Mortgaged Property. If, after the Closing Date, the Borrower or any of its Subsidiaries (except for the Mexican Subsidiary) acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility, the Borrower shall, or shall cause such Subsidiary to, deliver promptly to the Collateral Agent a fully executed mortgage or deed of trust over such real estate, in form and substance similar to the Mortgages being delivered on the Closing Date, together with title insurance policies (for amounts that correspond to the value of any such property), surveys, evidences of insurances with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates similar to those being delivered concurrently herewith with respect to such real estate.

     11.14. Bank Accounts.

          (a) On or prior to the Closing Date, the Borrower will, and will cause each of its Subsidiaries (other than the Mexican Subsidiary) to, (i) establish depository accounts (the "FNBB Concentration Accounts") under the control of the Dollar Agent for the benefit of the Banks and the Agents, in the name of the Borrower or such Subsidiary, (ii) direct all Depository Banks (other than as set forth on Schedule 10.20 hereto with respect to a temporary account with Citibank, N.A.), pursuant to Agency Account Agreements satisfactory to the Agents with each of such Depository Banks, to cause all funds held in each such Depository Bank to be transferred on a daily basis to, and only to, the FNBB Concentration Account or such other location as the Dollar Agent shall designate; provided that so long as no Event of Default shall have occurred and be continuing, the Borrower or such Subsidiary shall not be required to cause to be transferred amounts deposited in two accounts with Texas Commerce Bank designated as the "SBI Operations Account" and the

     "SBI Expense Reports (ACH only)", respectively, of up to $800,000 in the aggregate for both such accounts at any time, (iii) cause all proceeds of Accounts Receivable of the Borrower to be deposited only into the FNBB Concentration Account or depository accounts with Depository Banks which are parties to an Agency Account Agreement requiring such proceeds to be transferred to the FNBB Concentration Account, and (iv) at all times ensure that, within five (5) days following the Borrower's or any of its Subsidiaries' receipt of any cash or cash equivalents or any other proceeds of Collateral, all such amounts (except to the limited extent provided in the proviso in clause (ii) above) shall have been deposited in the FNBB Concentration Accounts.

          (b) The Borrower will, and will cause each of its Subsidiaries to, obtain Agency Account Agreements (whereby such depository institution shall, among other things, waive any right to set-off, other than for service charges and returns incurred in connection therewith) from each Depository Bank (other than as set forth on Schedule 10.20 hereto with respect to a temporary account with Citibank, N.A.).

          (c) The Borrower hereby agrees that all amounts belonging to the Borrower or any of its Subsidiaries and received by the Dollar Agent in the FNBB Concentration Account will be the sole and exclusive property of the Collateral Agent, for the accounts of the Banks and the Agents, to be applied in accordance with ss.8.8(b) and ss.8.9 as set forth therein.

     11.15. Inventory Restrictions. The Borrower shall cause, and shall cause each of its Subsidiaries to cause, Precious Metal and all other inventory to be located at all times solely at Borrower Permitted Inventory Locations, Specified Refiners and Sales Representative Inventory Locations (except for (a) samples held in the ordinary course of business by sales representatives or at retail locations, (b) Precious Metal in transit between the Borrower and a Specified Refiner or Precious Metal or other inventory in transit between Borrower Permitted Inventory Locations, (c) inventory in transit to be sold, transferred or otherwise disposed of to the extent permitted by ss.12.5.2 hereof prior to the transferee's taking title thereto, and (d) inventory in other locations having a value not to exceed $2,000,000 at any time). The Borrower shall also cause, and shall cause each of its Subsidiaries to cause, Precious Metal and all other inventory, to be sold or otherwise disposed of in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.

     11.16. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks, the Collateral Agent and the Agents and execute such further instruments and documents as any of the Banks, the Collateral Agent or the Agents shall reasonably request to carry out the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 12. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans or Consignments or the Dollar Agent has any obligation to issue, extend or renew any Letters of Credit:

          12.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks, the Agents and the Collateral Agent arising under any of the Loan Documents;

               (b) Indebtedness consisting of the guaranty by the Borrower of rental payment obligations of the Mexican Subsidiary under real property leases so long as the aggregate amount of rental payment obligations so guarantied by the Borrower shall not exceed $200,000 in any fiscal year;

               (c) Indebtedness in respect of taxes, assessments, environmental, governmental or other regulatory charges, fines, penalties or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.11.8;

               (d) Indebtedness in respect of judgments or awards not resulting in an Event of Default under ss.16.1(i) hereof, but only so long as execution is not levied thereunder on any property the fair market value of which is $250,000 or more in the aggregate or $150,000 or more in any single instance;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services (including without limitation product liability claims), in each case incurred in the ordinary course of business;

               (f) Indebtedness evidenced by the Subordinated Notes (including without limitation any Liquidated Damages (as defined in the Indenture) referred to in the Indenture);

               (g) obligations under Capitalized Leases not exceeding $1,000,000 in aggregate amount at any time outstanding;

               (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time;

               (i) Indebtedness existing on the date hereof and listed and described on Schedule 12.1 hereto;

               (j) Indebtedness (i) of any Subsidiary of the Borrower which is party to the Guaranty owing to the Borrower or of the Borrower to such Subsidiary of the Borrower, or (ii) of the Mexican Subsidiary owing to the Borrower or of the Borrower owing to the Mexican Subsidiary in an aggregate amount for all such Indebtedness of the Mexican Subsidiary to the Borrower (exclusive of Indebtedness permitted by ss.12.1(b)), when combined with all other Investments in the Mexican Subsidiary permitted by ss.12.3(f)(iii), not to exceed $1,000,000 at any time outstanding;

               (k) Indebtedness consisting of Permitted Employee Stock Repurchases (including any promissory notes issued by the Borrower to repurchase common stock of employees and sales representatives of the Borrower solely to the extent permitted in the definition of Permitted Employee Stock Repurchases);

               (l) Indebtedness consisting of a Permitted Preferred Stock Replacement;

               (m) Indebtedness of the Borrower under Hedging Agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to fix or hedge the Borrower's currency risk in connection with its purchase of foreign currencies so long as the Borrower shall not enter into such Hedging Agreements to hedge in the aggregate at any one time in excess of $4,000,000 worth of foreign currencies;

               (n) Indebtedness of the Borrower under Hedging Agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to fix or hedge the Borrower's commodity risk in connection with its purchase of Precious Metal so long as such Hedging Agreements (i) consist of options or (ii) are entered into with the Gold Agent or any of the Banks;

               (o) Indebtedness consisting of guaranties of Indebtedness of employees for moving, entertainment, travel and other similar expenses solely to the extent permitted as Investments under ss.12.3(h)

               (p) Indebtedness consisting of guaranties of Indebtedness of sales representatives to finance the acquisition of sales territories to the extent permitted as Investments under ss.12.3(o);

               (q) Indebtedness in respect of operating leases and in respect of the payment of royalties or other similar obligations under license agreements which license agreements are generally consistent with and related to the past practices and business of the Borrower;

               (r) Indebtedness in respect of employee benefits, whether current or retired employees, including, without limitation, accrued expenses, pension liabilities, deferred compensation, bonus plans, medical, dental and other plans providing benefits for employees;

               (s) Indebtedness arising out of or related to (i) the Acquisitions or (ii) the consolidation of the businesses acquired from the Balfour Sellers or the CJC Sellers pursuant to the Acquisitions (including without limitation, increased severance payments, working capital adjustments, fees and costs), in each case solely to the extent that such Indebtedness is not related to the borrowing of money or the obtaining of credit;

               (t) Indebtedness consisting of the CH Management Fee and any deferred portion thereof to the extent permitted pursuant to ss.12.4 and 12.12 hereof;

               (u) Indebtedness consisting of accrued Permitted Preferred Stock Dividends or accrued dividends on any Permitted Preferred Stock Replacement;

               (v) Indebtedness consisting of obligations to Specified Refiners solely in respect of amounts of Precious Metal credited or consigned to the Borrower in exchange for unrefined Precious Metal sent by the Borrower to such Specified Refiners;

               (w) Indebtedness in respect of performance, bid or advance payment bonds incurred in connection with bids on school ring contracts in an aggregate amount not to exceed $400,000 outstanding at any time;

               (x) Indebtedness of the Borrower and its Subsidiaries other than that permitted elsewhere in this ss.12.1 in an aggregate principal amount not to exceed (i) at all times prior to January of 1999, $1,000,000 at any time outstanding and (ii) at all times during and after January of 1999, $5,000,000 at any time outstanding; and

               (y) Indebtedness of the Borrower with respect to that certain Master Lease Agreement, No. 136331, dated as of August 2, 1994, between Town & Country Corporation and Computer Sales International, Inc. not to exceed $225,000.

     12.2. Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) except to the extent permitted in ss.12.5.2 hereof, sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

               (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower, or liens in favor of a Subsidiary of the Borrower (other than the Mexican Subsidiary) on all or part of the assets of the Borrower securing Indebtedness owing by the Borrower to such Subsidiary, in each case (i) to the extent such Indebtedness is permitted by ss.12.1(j) and (ii) such indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agents;

               (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, statutory obligations, trade contracts, leases, insurance contracts, unemployment insurance, old age pensions or other social security obligations, surety and appeal bonds and performance bonds and other similar obligations, in each case arising in the ordinary course of business and not involving the borrowing of money;

               (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.12.1(d);

               (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, (i) in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or (ii) with respect to which the obligations related thereto are contested by any of the Borrower or its Subsidiaries in good faith or by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto or the Borrower or such Subsidiary will in good faith commence appropriate proceedings to contest such obligation; provided that no proceedings in foreclosure or for the sale of any property the fair market value of which is $250,000 or more in aggregate or $150,000 or more in any single instance of the Borrower and its Subsidiaries on account of any such liens shall have been commenced;

               (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (g) liens existing on the date hereof and listed on Schedule 12.2 hereto;

               (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness in an amount permitted by ss.12.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (i) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

               (j) liens in favor of the Collateral Agent, for the benefit of the Banks, the Agents and the Collateral Agent, under the Loan Documents;

               (k) any interest or title of a lessor of property leased to the Borrower or such Subsidiary, or any encumbrance on any such interest or title of such lessor, to the extent such lease is permitted hereby; and

               (l) consignments of inventory by the Borrower entered into in the ordinary course of business, consistent with past practices.

     12.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America or any agency or instrumentality thereof that mature within one (1) year from the date of purchase by the Borrower or such Subsidiary;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

               (d) repurchase agreements secured by any one or more of the Investments permitted by paragraphs (a), (b) or (c) above, provided, that the Borrower holds the underlying documents and such documents are pledged to the Collateral Agent for the benefit of the Collateral Agent, the Banks and the Agents as collateral security for the Obligations (or if such repurchase agreements have been purchased for the account of the Borrower by a financial institution, such financial institution enters into an agency agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent);

               (e) Investments existing on the date hereof and listed on
          Schedule 12.3 hereto;

               (f) Investments (i) with respect to Indebtedness permitted by ss.12.1(j) so long as such entities remain Subsidiaries of the Borrower, (ii) in Subsidiaries of the Borrower (other than the Mexican Subsidiary) so long as such entities remain Subsidiaries of the Borrower, (iii) in the Mexican Subsidiary which, when combined with the amount of Indebtedness of the Mexican Subsidiary to the Borrower permitted by ss.12.1(j) hereof (but exclusive of Indebtedness permitted by ss.12.1(b) hereof) shall not exceed $1,000,000 in the aggregate at any time, and (iv) consisting of the guaranty by the Borrower of rental payment obligations of the Mexican Subsidiary to the extent permitted by ss.12.1(b) hereof;

               (g) Investments consisting of the Guaranty;

               (h) Investments consisting of loans, guaranties and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed (i) $1,500,000 in the aggregate or $250,000 in the case of any single employee at any time during the period through the date which is eighteen months following the date hereof and (ii)

          $500,000 in the aggregate or $250,000 in the case of any single employee at any time thereafter;

               (i) Investments consisting of Permitted Employee Stock Repurchases or Permitted Common Stock Repurchases;

               (j) Investments (including debt obligations, stock, securities and other obligations) to the extent received in connection with the bankruptcy, reorganization or workout of any suppliers or customers of the Borrower or such Subsidiary in settlement of delinquent obligations of, and other disputes with, such suppliers or customers arising in the ordinary course of business;

               (k) Investments consisting of the extension of trade credit by the Borrower and its Subsidiaries in the ordinary course of business not involving (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal sales of goods and services;

               (l) Investments constituting Capital Expenditures solely to the extent otherwise permitted by the terms of this Credit Agreement;

               (m) Investments consisting of promissory notes and other similar non-cash consideration received as proceeds of asset dispositions permitted by ss.12.5.2;

               (n) Investments consisting of Hedging Agreements entered into by the Borrower to the extent permitted by ss.12.1 hereof;

               (o) Investments consisting of guaranties of Indebtedness of, or loans or advances to, sales representatives of the Borrower to finance the acquisition of sales territories to the extent that the aggregate amount of such Investments shall not exceed $1,000,000 at any time outstanding; and

               (p) Investments consisting of the guaranty by Subsidiaries of the Borrower of the Borrower's obligations in respect of the Subordinated Notes, such guaranty being subordinated to the Obligations on the same basis as the obligations of the Borrower in respect of the Subordinated Notes.

     12.4. Distributions. The Borrower will not make any Distributions except, so long as no Event of Default shall have occurred and be continuing and none would result from the making thereof, (a) payment of the CH Management Fee in an aggregate amount not to exceed $1,500,000 during any fiscal year of the Borrower, provided that any portion of such amount not paid during any fiscal year may be paid in any subsequent fiscal year, (b) Permitted Employee Stock Repurchases, (c)

Permitted Preferred Stock Dividends, (d) any Permitted Preferred Stock Replacement, and (e) any Permitted Common Stock Repurchases.

     12.5. Merger, Consolidation and Disposition of Assets.

          12.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation (other than an agreement to effect any such merger or consolidation, the closing of which is conditioned upon the payment in full in cash of all of the Obligations), or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

          12.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) dispositions of assets and consignments for sale of inventory by the Borrower or such Subsidiary or other title retention arrangements, in each case entered into in the ordinary course of business, consistent with past practices of the Sellers;
     (b) transfers of assets resulting from any casualty or condemnation of such assets so long as the same could not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole and such amounts are used to purchase replacement assets subject to the Collateral Agent's security interest; (c) an agreement to effect the disposition of all or substantially all of the assets of the Borrower or such Subsidiary, the closing of which is conditioned upon the payment in full in cash of all of the Obligations; (d) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and only to the extent that the Collateral Agent's security interest in such accounts receivable continues to apply to all proceeds from the sale of such accounts receivable; (e) the sale or other disposition of any Investments permitted to be made by ss.12.3 hereof; (f) the sale of assets by the Borrower to the extent mandated by the Federal Trade Commission, such assets having a fair market value not exceeding $14,000,000 in the aggregate, so long as (i) the Borrower receives cash proceeds from such sales (either from direct proceeds of such sales or from escrow arrangements made in connection with the Acquisitions) equal to the fair market value of such assets, and (ii) such proceeds are used, within two (2) Business Days of receipt by the Borrower thereof, to prepay the principal amount of the Term Loan, such prepayment to be applied to the remaining installments on the Term Loan in the inverse order of their maturity; (g) the licensing of intellectual property for terms not in excess of five (5) years other than in connection with the sale of the business of the Borrower or such Subsidiary that do not result in a reduction in assets of the Borrower or such Subsidiary under generally accepted accounting principles so long as such licensing shall not substantially impair or affect the operation of the business of the Borrower and its Subsidiaries as a whole, (h) the licensing or granting of rights to sales representatives to sell products of the Borrower in the ordinary course of the Borrower's business, (i) dispositions of obsolete or worn out machinery and equipment of the Borrower and dispositions of machinery and equipment in connection with the consolidation of the businesses acquired by the Borrower pursuant to the Acquisitions, and (j) the sale or other disposition of other assets having a fair market value not to exceed (i) for all such asset dispositions undertaken during the period prior to the first anniversary of the Closing Date, $500,000 in the aggregate and (ii) for all such asset dispositions undertaken during any one year period after the first anniversary of the Closing Date from one anniversary of the Closing Date to the next anniversary of the Closing Date, $250,000 in the aggregate.

     12.6. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     12.7. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, except, in each case, in compliance with all applicable Environmental Laws (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in any case where the same could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     12.8. Indenture and Subordinated Notes. The Borrower will not amend, supplement or otherwise modify the terms of the Indenture or any of the Subordinated Notes or prepay, redeem, cause the defeasance of or repurchase any of the Subordinated Notes; provided, however, the Borrower may amend or modify the Subordinated Notes or refinance, refund or replace the Subordinated Notes with new notes (any such amended, modified or new notes resulting from any such amendment, modification, refinancing, refunding or replacement being herein referred to as the "New Notes") so long as (a) such New Notes are on substantially identical terms as the Subordinated Notes (including without limitation, terms relating to subordination and covenants), provided that such New Notes may have a longer maturity, lower interest rates, less restrictive covenants, slower sinking fund payments and lower prepayment premiums and (b) the Agents shall have reviewed such New Notes prior to their issuance. The Borrower will not, and will not permit its Subsidiaries to, incur any additional Indebtedness which would constitute "Designated Senior Indebtedness" as such term is defined in the Indenture.

     12.9. Employee Benefit Plans. The Borrower will not:

          (a) engage in any non-exempt "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could reasonably be expected to result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail, or permit any ERISA Affiliate to fail, to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

          (d) amend, or permit any ERISA Affiliate to amend, any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $500,000.00.

     12.10. Bank Accounts. The Borrower will not, and will not permit any of its Subsidiaries (other than the Mexican Subsidiary) to, (a) establish any bank accounts other than those listed on Schedule 10.20 (as such may be amended from time to time to include new depository accounts with existing or new depository institutions acceptable to the Agents which have executed and delivered Agency Account

Agreements in the form of Exhibit A hereto covering such new depository accounts) without the Agents' prior written consent, (b) violate directly or indirectly any bank agency or lock box agreement in favor of the Collateral Agent for the benefit of the Banks, the Agents and the Collateral Agent with respect to such account.

     12.11. Consignment Transactions. Except pursuant to this Credit Agreement, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, enter into any consignment transactions as the consignee or buyer thereunder, including consignments of Precious Metal, except for (a) deliveries of diamonds to the Borrower on "approval" in the ordinary course of business and (b) deliveries by Specified Refiners of refined Precious Metal to the Borrower as credits against amounts of unrefined Precious Metal sent by the Borrower to such Specified Refiners for refining in the ordinary course of business to the extent such delivery of Precious Metal to the Borrower is deemed to be done on a consignment basis.

     12.12. Transactions with Affiliates. The Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrower, other than (a) so long as no Event of Default shall have occurred and be continuing and none would result from the making thereof, payment of the CH Management Fee in an aggregate amount not to exceed $1,500,000 during any fiscal year of the Borrower, provided that any portion of such amount not paid during any fiscal year may be paid in any subsequent fiscal year, (b) transactions with Oakley Insurance Group regarding the Borrower's insurance policies and coverage upon terms not materially less favorable to the Borrower or such Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than Oakley Insurance Group, (c) a Permitted Preferred Stock Replacement, (d) transactions among the Borrower and its Subsidiaries, (e) any Permitted Employee Stock Repurchases, (f) any Permitted Common Stock Repurchase, (g) transactions constituting Investments permitted by ss.ss.12.3(h) or (o) hereof, and (h) transactions in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to the Borrower or such Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than the Borrower, such Subsidiary or such Affiliate.

     12.13. Subsidiaries. The Borrower will not create any Subsidiaries in addition to the existing Subsidiaries listed on Schedule 10.19 hereto.

     12.14. Limitations on Mexican Subsidiary. The Borrower will not permit the Mexican Subsidiary to own assets having an aggregate book value in excess of $1,000,000.

                    13. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans or Consignments or the Dollar Agent has any obligation to issue, extend or renew any Letters of Credit:

     13.1. Senior Funded Debt to EBITDA. The Borrower will not permit the ratio of (a) Consolidated Senior Funded Debt for any period of (i) four consecutive complete fiscal quarters occurring after the Closing Date and ending during any period set forth in the table below or (ii) if shorter, the period since the Closing Date ending on a fiscal quarter ending date occurring during any period set forth in the table below, to (b) Consolidated EBITDA for any period of four consecutive fiscal quarters then ended to exceed the ratio set forth opposite such period in such table:

             Period                    Ratio
             ------                    -----
             2/28/97 - 8/31/97         3.00:1.00
             11/30/97 - 2/28/98        2.75:1.00
             5/31/98 - 2/28/99         2.50:1.00
             5/31/99 and thereafter    2.25:1.00

     13.2. Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any period set forth in the table below to be less than the amount set forth opposite such period in such table:

             Period                     Amount
             ------                     ------
             2/28/97 - 8/31/97          $15,750,000
             11/30/97                   $19,000,000
             2/28/98                    $20,000,000
             5/31/98 - 8/31/98          $20,600,000
             11/30/98                   $21,500,000
             2/28/98 - 8/31/99          $22,000,000
             11/30/99 - 8/31/00         $22,700,000
             11/30/00 - 8/31/01         $23,500,000
             11/30/01 - 8/31/02         $24,000,000
             11/30/02 - 8/31/03         $24,500,000
             11/30/03 and thereafter    $25,000,000

     13.3. Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures during any fiscal year set forth in the table below (or the portion thereof, in the case of the fiscal year in which the Closing Date occurs) that exceed, in the aggregate, the amount set forth opposite such fiscal year in such table:

             Fiscal Year                Amount
             -----------                ------
             1997                       $4,395,000
             1998                       $3,700,000
             1999                       $3,500,000
             2000                       $3,500,000
             2001                       $3,500,000
             2002                       $3,500,000
             2003                       $3,500,000
             2004                       $3,500,000

     13.4. Interest Coverage. The Borrower will not permit the ratio of (i) Consolidated EBITDA (excluding amortization of deferred financing costs incurred in connection with the closing of the transactions contemplated by the Loan Documents and the Acquisition Documents) for any period of four consecutive fiscal quarters ending during any period set forth in the table below, to (ii) Consolidated Total Interest Expense (excluding amortization of deferred financing costs incurred in connection with the closing of the transactions contemplated by the Loan Documents and the Acquisition Documents) for such period, to be less than the ratio set forth opposite such period in such table:

             Period                     Ratio
             ------                     -----
             2/28/97 - 8/31/97          1.00:1.00
             11/30/97                   1.20:1.00
             2/28/98 - 8/31/98          1.30:1.00
             11/30/98                   1.40:1.00
             2/28/99 - 8/31/00          1.50:1.00
             11/30/00 - 8/31/01         1.60:1.00
             11/30/01 and thereafter    1.75:1.00

                             14. CLOSING CONDITIONS.

     The obligations of the Applicable Banks to make the initial Revolving Credit Loans, the initial Gold Loans, the initial Consignments and the Term Loan and of the Dollar Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to December 31, 1996:

     14.1. Loan Documents, etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     14.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     14.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     14.4. Incumbency Certificate. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower or such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests, Consignment Requests, Conversion Requests and Consignment Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     14.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent and the Agents to protect and preserve such security interests shall have been duly effected including, without limitation, all notices required to be filed under Section 9-114 or Section 9-312(3) of the Uniform Commercial Code in effect in the Commonwealth of Massachusetts or any then applicable jurisdiction. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Collateral Agent, the Agent and the Banks.

     14.6. Perfection Certificate and UCC Search Results. The Collateral Agent shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of current UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Collateral Agent, the Agent and the Banks. The Agents shall have received and shall be satisfied with the form and substance of all consignment financing statements filed or to be filed on behalf of trade vendors as consignors.

     14.7. Certificates of Insurance. The Agents shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the

Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

     14.8. FNBB Concentration Accounts; Agency Account Agreements. The Borrower shall have established the FNBB Concentration Accounts, and the Agents shall have received an Agency Account Agreement, in form and substance reasonably satisfactory to the Agents, from each Depository Bank, in each case concerning the Collateral Agent's interest for the benefit of the Banks, the Agents and the Collateral Agent, in the depository accounts maintained by the Borrower with such Depository Banks.

     14.9. Borrowing Base Report; Consigned Precious Metal Report; Monthly Inventory Report. The Agents shall have received from the Borrower the initial Borrowing Base Report and the initial Consigned Precious Metal Report, in each case prepared on the basis of the best available data (taking into account that the Acquisitions are being consummated simultaneously with the closing of the transactions contemplated hereby), each dated as of the Closing Date.

     14.10. Accounts Receivable Aging Report. The Agents shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower dated as of a date which shall be no more than thirty (30) days prior to the Closing Date and the Borrower shall have notified the Agents in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agents with such supplementary documentation as the Agents may reasonably request.

     14.11. Opinions of Counsel. Each of the Banks, the Collateral Agent and the Agents shall have received (a) a favorable legal opinion addressed to the Banks, the Collateral Agent and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agents, from Schulte, Roth & Zabel, counsel to the Borrower and its Subsidiaries; and (b) copies of each of all legal opinions delivered upon the consummation of the Acquisitions by counsel to the respective parties to the Acquisition Documents, each in form and substance satisfactory to the Banks and the Administrative Agent, and each accompanied by a reliance letter with respect thereto in favor of the Banks, the Collateral Agent and the Agents.

     14.12. Payment of Fees. The Borrower shall have paid to the Banks or the Agents, as appropriate, the closing fee, and the Agents' fee pursuant to ss.ss.8.10 and 8.11.

     14.13. Payoff Letters. The Agents shall have received a payoff letter from each of (a) State Street Bank and Trust Company, as successor to The Connecticut Bank and Trust Company, National Association, and V. Kreuscher (the "Trustees"), as trustees under a Trust Agreement securing an aggregate principal amount of $130,000,000 and payable to Texas Commerce Bank, (b) Foothill Capital Corporation ("Foothill") and (c) Fleet Bank, indicating the amount of the loan and consignment obligations of the CJC Sellers and the Balfour Sellers, respectively, to such parties to be discharged on the Closing Date and an acknowledgment by each of such parties that upon receipt of such funds they will forthwith execute and deliver evidence to the Agents of the filing of all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests and consignment rights granted by the CJC Sellers and the Balfour Sellers, respectively, in favor of such parties.

     14.14. Consummation of Equity Investment and Subordinated Note Issuance. The stockholders of the Borrower shall have contributed an aggregate amount of equity to the Borrower not less than $50,000,000 in connection with the Acquisitions and the initial capitalization of the Borrower. The Borrower shall also have issued the Subordinated Notes, and such issuance shall have yielded net cash proceeds to the Borrower in an aggregate amount of $83,000,000. The Subordinated Notes shall have been issued on terms and conditions satisfactory in all respects to the Agents and the Banks.

     14.15. Financial Statements. The Agents and the Banks shall have received the financial statements required to be delivered to them by ss.10.4.

     14.16. Survey and Taxes; Appraisal. The Collateral Agent shall have received (i) updated Surveys of the Mortgaged Properties (other than the Borrower's Kentucky facility) together with a Surveyor Certificate relating thereto and (ii) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date. The Agents shall have received an appraisal in form and substance satisfactory to them from an appraiser satisfactory to them with respect to the Sellers' machinery and equipment and with respect to the Borrower's facilities located on Lots 1-8 Lenox Industrial Park Subdivision in Austin, Texas.

     14.17. Title Insurance. The Collateral Agent shall have received Title Policies covering the Mortgaged Properties (or commitments to issue such policies, with all conditions to issuance of each Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Collateral Agent, insuring the interest of the Collateral Agent and each of the Banks as mortgagee under the Mortgages.

     14.18. Environmental Reports. The Agents shall have received, for the purpose of assessing and ensuring the value of any Mortgaged Property, the Environmental Reports.

     14.19. Landlord Consents. The Borrower and its Subsidiaries shall have delivered to the Collateral Agent all consents required for the Collateral Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a mortgage of the Borrower's leasehold interest in the real property located at 7101 Intermodal Drive, Louisville, Kentucky, together with such estoppel certificates or landlord's consents with respect to each material leasehold of real property of the Borrower as the Collateral Agent may request. Except for a landlord's consent and estoppel, it is understood that in no event shall any other consents or documents be required, including without limitation, any other collateral assignment or mortgage be required in respect of any property of the Borrower located in Massachusetts.

     14.20. Closing of Acquisitions. Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to each of the Agents and the Banks. The Agents shall have received a fully executed copy of each such document. The Acquisitions shall have been duly consummated on or prior to the Closing Date in accordance with the terms of the Acquisition Documents. The Agents shall have received evidence, reasonably satisfactory to them, of the completion by the parties to the Acquisition Documents of all actions to be taken prior to or concurrently with the closing of the transactions contemplated thereby pursuant to the terms thereof, including without limitation, the satisfaction or, to the extent consented to in writing by the Agents, waiver, of all conditions to closing set forth in the Acquisition Documents and the payment by each applicable party thereto of all amounts required to be paid at closing. The Agents shall have received evidence, reasonably satisfactory to them, that all consents and approvals necessary to complete the Acquisitions shall have been obtained and such consents and approvals shall be in form and substance reasonably satisfactory to the Agents. Without limiting the foregoing, the Agents shall have received evidence, reasonably satisfactory to them, of the receipt of all necessary governmental or regulatory approvals, including, without limitation, the satisfaction of all requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

     14.21. Consolidated EBITDA. The Sellers shall have had Consolidated EBITDA, on a pro forma basis for the period of twelve months ending on the last day of the October 1996 fiscal month equal to at least $18,000,000.

     14.22. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     14.23. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Agents' Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agents or such Banks may reasonably request.

                       15. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Applicable Banks to make any Loans, including the initial Revolving Credit Loans, Gold Loans and the Term Loan, or any Consignments, including the initial Consignments, and of the Dollar Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     15.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or Consignment or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     15.2. Borrowing Base Report; Consigned Precious Metal Report. The Agents and the Banks shall have received the most recent Borrowing Base Report required to be delivered to the Agents and the Banks in accordance with ss.11.4(f) and the most recent Consigned Precious Metal Report required to be delivered to the Agents and the Banks in accordance with ss.11.4(f), and if requested by the Applicable Agent, updates to such most recent Borrowing Base Report or, as the case may be, Consigned Precious Metal Report which solely provide information as to updated sales and receipts as of a date within five (5) days of the Drawdown Date or, as the case may be, the Gold Drawdown Date of such Loan or such Consignment or of the date of issuance, extension or renewal of such Letter of Credit. It is understood and agreed that the Borrower may furnish to the Agents and the Banks from time to time an updated Borrowing Base Report or Consigned Precious Metal Report, in which case availability under the Dollar Facility and/or the Gold Facility shall be determined based upon such updated reports.

                   16. EVENTS OF DEFAULT; ACCELERATION; ETC.

     16.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation or fail to purchase and pay for or Redeliver Consigned Precious Metal when the same shall become due and payable or required, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or Redelivery;

          (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans or Consignment Fees or Gold Fronting Fees or Consignment Premiums on Consigned Precious Metal, the commitment fees, any Letter of Credit Fee, the Agents' fee, or other sums due hereunder or under any of the other Loan Documents, within one (1) Business Day after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in ss.ss.11.4(a), (b), (c), (d), (f), (g), (h), or (i) or
     ss.ss.11.5.1, 11.6(a), 11.12, 11.14, 11.15, 12 or 13;

          (d) the Borrower or any of its Subsidiaries shall fail to perform any material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.16.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agents;

          (e) any material representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, (A) any obligation in respect of the Subordinated Notes or (B) any other obligation for borrowed money or credit received or in respect of any Capitalized Leases, in each case under this clause (B) in excess of $1,000,000.00, or (ii) fail to observe or perform any material term, covenant or agreement contained (A) in the Indenture or the Subordinated Notes or (B) in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in each case under this clause (B) in excess of $1,000,000.00, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) or of any substantial part of the assets of the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) and the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower (other than the Mexican Subsidiary) in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000.00;

          (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Collateral Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) if the Borrower or any ERISA Affiliate shall incur any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000; if the Borrower or any ERISA Affiliate shall be assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or if any of the following shall occur with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided the Agents determine in their reasonable discretion that such event (A) could be expected to result in liability of the Borrower to the PBGC or the Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or
     (iii) the institution by the PBGC of proceedings to terminate such Plan;

          (l) the Borrower or any of its Subsidiaries (other than the Mexican Subsidiary) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days; or

          (m) Castle Harlan Partners II L.P. and its affiliates shall at any time, legally or beneficially own less than 51% of the shares of the Voting Stock of the Borrower or shall at any time cease to be able to elect at least a majority of the members of the board of directors of the Borrower;

then, and in any such event (i) the Borrower shall purchase all Consigned Precious Metal in accordance with the provisions of ss.5.4 hereof and (ii) so long as the same may be continuing, the Agents may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.16.1(g) or 16.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agents or any Bank.

     16.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.16.1(g) or ss.16.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans and Consignments to the Borrower and the Dollar Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agents may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and Consignments and the Dollar Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

     16.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.16.1, each Bank, if owed any amount with respect to the Loans, Consignments or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agents or the holder of any Note or of any rights in the Consigned Precious Metal or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                  17. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may, upon notice thereof given to the Borrower, be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Applicable Banks with respect to the Notes held by, and Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, all of the Applicable Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, or, as the case may be, obligations in respect of Consigned Precious Metal owed to it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                18. THE AGENTS.

     18.1. Authorization.

          (a) Each of the Agents and the Collateral Agent is authorized to take such action on behalf of each of the Applicable Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent or Collateral Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents or the Collateral Agent.

          (b) The relationship between the Agents and each of the Banks is that of an independent contractor. The use of the terms "Agent" and "Collateral Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Banks.

          (c) As independent contractors empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents and the Collateral Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks, the Collateral Agent and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Collateral Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks, the Agents and the Collateral Agent.

          18.2. Employees and Agents. The Agents may exercise their powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agents may utilize the services of such Persons as the Agents in their sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

          18.3. No Liability. Neither the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          18.4. No Representations. The Agents shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the

     Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes or the obligations in respect of Consigned Precious Metal, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the obligations in respect of Consigned Precious Metal, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or the obligations in respect of Consigned Precious Metal or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes or of any right in respect of Consigned Precious Metal shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either of the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          18.5. Payments.

               18.5.1. Payments to Agents. A payment or Redelivery by the Borrower to the Applicable Agent hereunder or any of the other Loan Documents for the account of any Applicable Bank shall constitute a payment or, as applicable, Redelivery, to such Applicable Bank. Each of the Agents agrees promptly to distribute to each Applicable Bank such Applicable Bank's pro rata share of payments received by such Agent for the account of the such Applicable Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

               18.5.2. Distribution by Agents. If in the opinion of either of the Agents the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by either of the Agents is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               18.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Applicable Agent its pro rata share of any Loan or Consignment or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.17 with respect to making dispositions and arrangements with the other Applicable Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Applicable Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Consigned Precious Metal, Unpaid Reimbursement Obligations, interest, Consignment Fees, Gold Fronting Fees, other fees or otherwise, to the remaining nondelinquent Applicable Banks for application to, and reduction of, their respective pro rata shares of all outstanding Dollar Facility Loans and Unpaid Reimbursement Obligations or, as the case may be, Consigned Precious Metal and Gold Loans. The Delinquent Bank hereby authorizes the Applicable Agent to distribute such payments to the nondelinquent Applicable Banks in proportion to their respective pro rata shares of all outstanding Dollar Facility Loans and Unpaid Reimbursement Obligations or, as the case may be, Consigned Precious Metal and Gold Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Dollar Facility Loans and Unpaid Reimbursement Obligations or, as the case may be, Consigned Precious Metal and Gold Loans, of the nondelinquent Applicable Banks, the Applicable Banks' respective pro rata shares of all outstanding Dollar Facility Loans and Unpaid Reimbursement Obligations or, as the case may be, Consigned Precious Metal and Gold Loans, have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

               18.5.4. Payments Under Confirmation of Swap Agreement. Each of the Gold Banks agrees to pay to the Gold Agent an amount equal to its Gold Commitment Percentage of any amounts owed by the Gold Agent to the Borrower pursuant to the terms of the Confirmation of Swap Agreement, and each of the Gold Banks agrees that the Gold Agent may deduct any such amounts from amounts which the Gold Agent receives from the Borrower on account of any Obligations owed to such Gold Bank or, to the extent that the

          Gold Agent has offset such amounts against the Obligations, by offset to the Obligations owed to such Gold Bank.

     18.6. Holders of Notes. The Agents may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     18.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless each of the Applicable Agents (including, without limitation, the Dollar Agent acting in its capacity as the Collateral Agent) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrower as required by ss.19), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence.

     18.8. Agents as Banks. In their individual capacities, each of FNBB and RIHT shall have the same obligations and the same rights, powers and privileges in respect to its Commitment or, as the case may be, Gold Commitment and Gold Fronting Commitment and the Loans made by it, and as the holder of any of the Notes or of any obligations in respect of Consigned Precious Metal and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

     18.9. Resignation. Either or both of the Agents may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Dollar Agent or, as the case may be, Gold Agent. Unless a Default or an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Applicable Banks, appoint a successor Applicable Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's, a division of McGraw-Hill, Inc. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     18.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. The Agents hereby agree that upon receipt of any notice under this ss.18.10 they shall promptly notify the other Banks of the existence of such Default or Event of Default.

     18.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Collateral Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Collateral Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                 19. EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including taxes incurred in connection with the purchase, consignment and repurchase of Consigned Precious Metal and including any interest and penalties in respect thereto) payable by either of the Agents, the Collateral Agent or any of the Banks (other than taxes not constituting Taxes and other than taxes based upon either of the Agent's, the Collateral Agent's or any Bank's net income or profits) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each of the Agents, the Collateral Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agents' Special Counsel or any local counsel to the Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of each of the Agents and the Collateral Agent incurred by such Agent or the Collateral Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agents in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of pocket expenses incurred by the Agents, the Collateral Agent or, after the occurrence and during the continuance of an Event of Default, any Bank, in connection with periodic field examinations, monitoring of Collateral and other assets, sale of Precious Metal Redelivered by the Borrower and otherwise in maintaining and monitoring the transactions contemplated hereby, and in each case in accordance with the terms of this Credit Agreement; (g) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, the Collateral Agent or either of the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank, the Collateral Agent or either Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence and during the continuance of an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, the Collateral Agent's or either Agent's relationship with the Borrower or any of its Subsidiaries and (h) all reasonable fees, expenses and disbursements of the Collateral Agent or the Agents incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.19 shall survive payment or satisfaction of all other Obligations.

                              20. INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless each of the Agents, the Collateral Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and reasonable expenses of every nature and character (other than those arising solely out of the gross negligence or willful misconduct of any of the Banks or the Agents) arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, Consignments or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the either Agent upon the transfer of funds to the FNBB Concentration Account from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (f) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Bank or either Agent) and any recording and filing fees paid by the Agents, the Collateral Agent or the Banks and which arise by reason of the transactions contemplated hereby, by the Consignments or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding any losses, damages or expenses arising solely out of the gross negligence or willful misconduct of the Person seeking to be indemnified. In litigation, or the preparation therefor, the Banks, the Collateral Agent and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.20 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.20 shall survive payment or satisfaction in full of all other Obligations.

                         21. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, the Collateral Agent and each of the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans or Consignments and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or Consignments or the Dollar Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank, the Collateral Agent or either of the Agents at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                       22. ASSIGNMENT AND PARTICIPATION.

     22.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment or Gold Commitment and Gold Commitment Percentage, as the case may be, and the same portion of the Loans or Fair Market Value of Consigned Precious Metal at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agents and, unless an Event of Default shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under the Dollar Facility or, as the case may be, the Gold Facility, (c) each assignment shall be an assignment of the entire amount of the assigning Bank's rights and obligations under the Loan Documents or shall be in an amount that is at least equal to $5,000,000 (including for this purpose (i) all amounts assigned by a given assignor to a given assignee in a single assignment or series of simultaneous assignments, whether in respect of the Dollar Facility or the Gold Facility or both, and (ii) all amounts assigned by a given assignor and any of its affiliates to a given assignee and any of its affiliates), (d) after giving effect to each such assignment, the assigning Bank, if not assigning its entire interest under the Loan Documents, shall retain an interest in the Obligations equal to at least $5,000,000 in the aggregate among the Dollar Facility and the Gold Facility, (e) the parties to such assignment shall execute and deliver to the Agents, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit L hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment, and (f) the assignee thereunder constituting a Non-U.S. Bank shall provide the forms required by ss.8.12.3 hereof on or prior to the date of such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agents of the registration fee referred to in ss.22.3, be released from its obligations under this Credit Agreement.

     22.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.10.4 and ss.11.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agents and the Collateral Agent to take such action as agents on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

          (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit;

          (j) such assignee represents and warrants that as of the date of such Assignment and Acceptance, it is not entitled to any additional amounts payable under ss.ss.8.16 or 8.17 of this Credit Agreement and as of such date no Tax would be imposed upon any amounts payable to such assignee hereunder; and

          (k) such assignee agrees to be bound by the provisions of ss.31 hereof.

     23.3. Register. The Agents shall maintain a copy of each Assignment and Acceptance delivered to them and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and as applicable, the Commitment Percentage or the Gold Commitment Percentage of, and principal amount of the Loans, owing to, Consignments made by, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Applicable Agent a registration fee in the sum of $3,000.

     22.4. New Notes. Upon their receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agents shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agents, against receipt of each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new

Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

     22.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000.00, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, reduce the Fair Market Value of Consigned Precious Metal or Consignment Fees or Gold Fronting Fees, extend the term or increase the amount of the Commitment or Gold Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest or any scheduled payment or Redelivery date for Consigned Precious Metal or Consignment Fees.

     22.6 Disclosure. The Borrower agrees that, in addition to disclosures made in accordance with standard and customary banking practices, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree, subject to the provisions of ss.31 hereof (a) to treat in confidence such information unless it otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process (provided that notice of such law or process shall be promptly furnished to the Borrower unless such notice is legally prohibited), and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. Each of the Agents agrees to likewise treat such information in confidence (subject to the provisions of ss.31 hereof).

     22.7 Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to ss.16.1 or ss.16.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan

Documents be made without regard to such assignee Bank's interest in any of the Loans, Consigned Precious Metal or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans, Consigned Precious Metal or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agents of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to ss.16.1 or ss.16.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans, Consigned Precious Metal or Reimbursement Obligations to the extent of such participation.

     22.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.22 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     22.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                               23. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 7211 Circle S Road, Austin, Texas 78745,
     Attention: President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, and at c/o Castle Harlan Partners II, L.P., 150 East 58th Street, New York, New York 10155, Attention: David P. Pittaway, in each case with a copy to Schulte Roth & Zabel, LLP, 900 Third Avenue, New York, New York 10022,
     Attention: Janet C. Walden, Esq.;

          (b) if to the Dollar Agent, the Collateral Agent or FNBB, at 100 Federal Street, Boston, Massachusetts 02110, Attention: James S. Ward, Vice President, or such other address for notice as the Dollar Agent, the Collateral Agent or, as the case may be, FNBB shall last have furnished in writing to the Person giving the notice;

          (c) if to the Gold Agent or RIHT, at One Hospital Trust Plaza, R-W09-01, Providence, Rhode Island 02903, Attention: Denis Hamboyan, Senior Vice President, or such other address for notice as the Gold Agent or, as the case may be, RIHT shall last have furnished in writing to the Person giving the notice; and

          (d) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               24. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE

JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.23. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 25. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               26. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           27. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.29.

                           28. WAIVER OF JURY TRIAL.

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank, the Collateral Agent or either of the Agents has represented, expressly or otherwise, that such Bank, the Collateral Agent or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agents, the Collateral Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    29. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing (a) without the written consent of the Borrower and the written consent of each Bank affected thereby, the rate of interest on the Notes (other than interest accruing pursuant to ss.8.20 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) may not be decreased, the definitions of Revolver Maturity Date, Gold Maturity Date or Term Loan Maturity Date may not be changed, no rates of interest may be decreased, the basis for calculation of Consignment Fees or Gold Fronting Fees may not be decreased, the amounts of the Commitments of the Dollar Banks may not be increased, the amounts of the Gold Commitments of the Gold Banks may not be increased, the amounts of the commitment fees and the Letter of Credit Fees (including those payable for the Dollar Agent's own account) hereunder may not be decreased, and the advance rates set forth in the definitions of Borrowing Base and Consignment Advance Rate Percentage may not be increased; (b) the definition of Majority Banks may not be amended without the written consent of all of the Banks; (c) the amount of the Agents' fees and ss.18 may not be amended without the written consent of each of the Agents; and
(d) all or substantially all of the Collateral may not be released without the consent of all of the Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either of the Agents or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                               30. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              31. CONFIDENTIALITY.

     Each of the Agents and the Banks agrees that it will treat in confidence the information obtained pursuant to this Credit Agreement and will not, without the consent of the Borrower, disclose such information to any third party other than any employee, director, agent, attorney, accountant or other professional advisor of such Bank or the Agents who is advised of the confidential nature of such information. Notwithstanding the foregoing, the Borrower hereby authorizes each of the Agents and the Banks to disclose information obtained pursuant to this Credit Agreement (i) to the Agents or any other Bank; (ii) to other banks or financial institutions who are Eligible Assignees, participants or potential Eligible Assignees or participants in the Obligations made or to be made hereunder in accordance with ss.22 hereof and who agree to be bound by the provisions of this ss.31; (iii) in response to any request or order of any court or other governmental or regulatory authority having jurisdiction over the Agents or such Bank or as may be otherwise be required pursuant to any requirement of any requirement of law (provided that notice of any subpoena or court order (but not any regulatory request) shall be promptly furnished to the Borrower unless such notice to the Borrower is legally prohibited); and (iv) where such information has been publicly disclosed other than in breach of this Credit Agreement. The agreements contained in this ss.31 shall survive payment or satisfaction in full of all of the Obligations.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                    SCHOLASTIC BRANDS, INC.


                                    By:   /s/
                                         --------------------------------
                                         Name:
                                         Title:

                                    THE FIRST NATIONAL BANK OF
                                    BOSTON, individually and as Agent


                                    By:   /s/
                                         --------------------------------
                                         Name:
                                         Title:

                                    RHODE ISLAND HOSPITAL TRUST
                                    NATIONAL BANK, individually and as
                                    Agent


                                    By:   /s/
                                         --------------------------------
                                         Name:
                                         Title: